                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: July 31, 2001

                               VIDEO UPDATE, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

        0-24346                                     41-1461110
--------------------------------------------------------------------------------
 (Commission File Number)               (I.R.S. Employer Identification No.)


287 East 6th Street, Suite 400, St. Paul, Minnesota              55101
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                   (Zip Code)

                                 (651) 312-2392
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

   3100 World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                                TABLE OF CONTENTS

                                    FORM 8-K

                          Date of Report: July 31, 2001

Item                                                        Page
----                                                        ----

Item 5.       Other Events.                                   1

Item 7.       Financial Statements and Exhibits.              1

Signature                                                     2

Exhibits                                                     E-1

ITEM 5.   OTHER EVENTS.

     On July 31, 2001, Video Update, Inc. (the "Company") filed a Plan of Reorganization and a Disclosure Statement relating thereto (collectively, the "Plan and Disclosure Statement") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The Plan and Disclosure Statement were filed in connection with the Company's voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, filed September 18, 2001 (Case Numbers 00-3663 through 00-3683). The Company's press release regarding the Plan and Disclosure Statement is attached hereto as Exhibit 99. The description of the Plan and Disclosure Statement contained herein is qualified in its entirety by reference to copies of such documents attached hereto as Exhibit 2 and incorporated herein by reference. Copies of the Plan and Disclosure Statement and related exhibits thereto are also available from the Bankruptcy Court.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

               The following exhibits are filed with this report:

               Exhibit No.              Title
               -----------              -----

                   2             Plan of Reorganization and
                                 Disclosure Statement

                  99             Press Release

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Video Update, Inc.



Dated: August 15, 2001             By: /s/James A. Skelton
                                       --------------------------------
                                       James A. Skelton
                                       Interim President and Chief
                                       Executive Officer

                                  EXHIBIT INDEX
                                  -------------

          Exhibit No.             Description
          -----------             -----------

              2               Plan of Reorganization and
                              Disclosure Statement

             99               Press Release

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


--------------------------------------------------
In re                                             )
                                                  )   Jointly Administered
      VIDEO UPDATE, INC., TINSELTOWN              )
      VIDEO, INC., MOOVIES, INC., MOOVIES OF      )   Chapter 11
      THE CAROLINAS, INC., PIC-A-FLICK OF         )   Case Nos. 00-3663 (JHW)
      GREENVILLE, INC., MOOVIES OF GEORGIA,       )   through   00-3683 (JHW)
      INC., THE MOVIE STORE INC. #2, THE MOVIE    )
      STORE III, INC., ALPHARETTA MEDIA           )
      ASSOCIATES, INC., RIO MEDIA ASSOCIATES,     )
      INC., MOOVIES OF IOWA, INC., MOOVIES OF     )
      MICHIGAN, INC., MOVIE WAREHOUSE             )
      FRANCHISE SYSTEMS, INC., E.C.6, INC.,       )
      DCO, INC., SONI, INC., SNO, INC., PQ3, INC.,)
      D-SKIPPY, INC., GBO, INC. AND PTO, INC.     )
                                                  )
                              Debtors.            )
                                                  )
--------------------------------------------------


 DISCLOSURE STATEMENT RELATING TO PLAN OF REORGANIZATION OF VIDEO UPDATE, INC.,
     TINSELTOWN VIDEO, INC., MOOVIES, INC., MOOVIES OF THE CAROLINAS, INC., PIC-A-FLICK OF GREENVILLE, INC., MOOVIES OF GEORGIA, INC., THE MOVIE STORE INC.
  #2, THE MOVIE STORE III, INC., ALPHARETTA MEDIA ASSOCIATES, INC., RIO MEDIA
   ASSOCIATES, INC., MOOVIES OF IOWA, INC., MOOVIES OF MICHIGAN, INC., MOVIE WAREHOUSE FRANCHISE SYSTEMS, INC., E.C.6, INC., DCO, INC., SONI, INC., SNO,
            INC., PQ3, INC., D-SKIPPY, INC., GBO, INC. AND PTO, INC.
            --------------------------------------------------------

                           GADSBY HANNAH LLP
                           Charles A. Dale III
                           Leslie Anne Hawes
                           Elisabeth Schreuer
                           225 Franklin Street
                           Boston, MA 02110
                           Telephone: (617) 345-7000
                           Facsimile: (617) 204-8064

                                     - and -

                           DUANE MORRIS & HECKSCHER LLP
                           Michael R. Lastowski (#3892)
                           1100 North Market Street, Suite 1200
                           Wilmington, DE  19801
                           Telephone: (302) 657-4942
                           Facsimile: (302) 571-5560

                           Co-Counsel to Debtors and Debtors-in-Possession

Dated: July 31, 2001
       Wilmington, Delaware

DISCLAIMER

     THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

     ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS ANNEXED TO THE PLAN AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

     THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3001(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF VIDEO UPDATE, INC. SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

     AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NONBANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, VIDEO UPDATE, INC. OR ANY OF ITS DIRECT OR INDIRECT SUBSIDIARIES.

                                SUMMARY OF PLAN

     The following introduction and summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Disclosure Statement. All capitalized terms not defined in the Disclosure Statement have the meanings ascribed to such terms in the Plan, a copy of which is annexed hereto as Appendix A.

     A.   BUSINESS OVERVIEW

     As of September 18, 2000, the date upon which they filed their petitions for relief under Chapter 11 of the United States Bankruptcy Code, the Debtors were among the largest video retailers in North America, with 585 corporate-owned video stores, including 458 in 29 states and 127 stores throughout five provinces in Canada, and 35 franchised stores.(1) The Debtors and their Canadian subsidiaries employed approximately 6,000 people on a full/part-time basis as of the Petition Date. During the fiscal year ended April 30, 2000, the Debtors and their Canadian subsidiaries reported revenues of approximately $220,954,000. As of August 15, 2000, the Debtors failed to make principal and interest payments of approximately $6 million, which resulted in a default under their senior credit facility. The Debtors were unable to come to an agreement with all of their lenders concerning a modification of the credit agreement, and a liquidity crisis ensued. As a result, on September 18, 2000, Video Update, Inc. and its nineteen direct and indirect U.S. subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code.

     Since filing for bankruptcy, the Debtors have used the protections available under the Bankruptcy Code to close approximately 200 underperforming stores in the United States, to cut costs and to reduce corporate overhead to the greatest extent possible. These downsizing efforts have created a smaller, more competitive retail video chain with substantial positive cash flow. Together with an infusion of new capital from Movie Gallery, Inc., and as further discussed below, confirmation of the Plan will help the Debtors emerge from these Chapter 11 proceedings as a revitalized industry competitor.

     B. RECAPITALIZATION OF DEBTORS AND ISSUANCE OF NEW COMMON STOCK TO MOVIE GALLERY

     The cornerstone of the Plan is a "Recapitalization" of the Debtors with financial support from Movie Gallery, Inc., a Dothan, Alabama based chain of more than 1,050 retail video stores. Specifically, under the Plan, the Debtors' financial affairs will be completely restructured under circumstances where Movie Gallery will: (a) exchange its $5 million superpriority administrative claim for newly issued common stock in the Reorganized Video Update. (b) contribute cash to enable the Reorganized Debtor to satisfy certain Priority, Administrative and Tax-related Claims, (c) agree to provide the Reorganized Debtor future working capital financing, and (d) assign its unsecured deficiency claim totaling

----------------
(1) The Debtors' Canadian stores are owned and operated by four Canadian subsidiaries and affiliates which are not debtors before the Court.

approximately $100 million to a Court appointed Disbursing Agent for the benefit of certain other unsecured creditors. Movie Gallery is one of the most profitable competitors in the retail video industry and is able to consummate the proposed Recapitalization of the Debtors by drawing down on readily available credit lines. Absent such a substantial financial commitment by Movie Gallery, the Debtors would likely be forced to cease operations and liquidate their assets under Chapter 7 of the Bankruptcy Code.

     C.   TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

     Under the Plan, Claims against, and Interests in the Debtors are divided into eight Classes. Class 1, Other Priority Claims, as well as certain unclassified Claims, including Administrative Claims, Priority Tax Claims will receive payment in Cash either on the Consummation Date, as such Claims are liquidated, in installments over time (as permitted by the Bankruptcy Code), or as agreed with the holders of such Claims. All other Claims and Interests will receive the distributions and recoveries (if any) described in the table below.

     The table summarizes the classification and treatment of the principal prepetition Claims and Interests under the Plan. The classification and treatment for all Classes are described in more detail under Section VI.B of the Disclosure Statement entitled "Classification and Treatment of Claims and Interests". Estimated Claim amounts are based upon the Debtors' books and records and a preliminary review of the proofs of claim filed in the Chapter 11 Cases. There can be no assurance that the estimated amounts below are correct and the actual allowed amount of Claims may be significantly different from the estimates.

CLASS DESCRIPTION             TREATMENT UNDER PLAN

--------------------------------------------------------------------------------
Class 1 - Other Priority      On the Consummation Date, each holder of an
Claims (Excluding Tax         Allowed Class 1 Priority Claim shall receive (i)
Priority and Administrative   Cash equal to the Allowed Amount of such Class 1
Claims) Estimated Allowed     Priority Claim, or (ii) such other treatment as to
Amount: $85,000               which the Debtors and such holder shall have
                              agreed upon in writing. Class 1 Claims are
                              Unimpaired.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class 2 - Senior Secured      On the Consummation Date, the Disbursing Agent
Claims Estimated Allowed      shall receive, for the benefit of all holders of
Amount: $9,200,000            the Allowed Class 2 Claim (i) the Senior Secured
                              Note and Security Agreement and (ii) an unsecured
                              claim for any deficiency (defined in the Plan as
                              "Borrowed-Money Deficiency Claim"). The Class 2
                              Claim is Impaired.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Class 3 - Heller Secured      On the Consummation Date, the holder of the Heller
Claim Estimated Allowed       Secured Claim shall receive (i) the Heller Note
Amount: $250,000              and Security Agreement and (ii) an unsecured claim
                              for any deficiency. Class 3 Claims are Impaired.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class 4 - Wells Fargo         On the Consummation Date, the holder of the Wells
Secured Claim Estimated       Fargo Secured Claim shall receive (i) the Wells
Allowed Amount: $450,000      Fargo Note and Security Agreement and (ii) an
                              unsecured claim for any deficiency. Class 4 Claims
                              are Impaired.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class 5 -Former Equipment     From and after the Consummation Date, the
Financier Claims              Reorganized Debtor shall continue to perform its
Estimated Allowed Amount:     obligations, if any shall remain, under the Court
N/A                           orders applicable to Winthrop Resources and
                              Centura Bank. Class 5 Claims are Impaired.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class 6 - General Unsecured   On or after the Distribution Date, each holder of
Claims Estimated Allowed      an Allowed Class 6 General Unsecured Claim shall
Amount: $50,000,000           receive distributions of Cash equal to such
(exclusive of Borrowed-Money  holder's Pro Rata share of Two Million Five
Deficiency Claims)            Hundred Thousand Dollars ($2,500,000); PROVIDED,
                              HOWEVER, that no holder of an Allowed Class 6
                              Claim shall receive a distribution equal to more
                              than five percent (5%) of such Claim. Class 6
                              Claims are Impaired.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class 7 - Subordinated        The holders, if any, of Allowed Class 7
Securities Claims Estimated   Subordinated Securities Claims will not receive
Allowed Amount: $0            any distribution under the Plan on account of such
                              Claims. Class 7 Claims are Impaired.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Class 8 - Old Common Stock    The holders of Allowed Class 8 Old Common Stock
Interests Estimated Allowed   Interests will not receive any distribution of
Amount: $0                    property under the Plan on account of their
                              Interests. Class 8 Interests are Impaired.
--------------------------------------------------------------------------------

     D.   IMPLEMENTATION OF THE PLAN

     The Debtors will use the proceeds of the Recapitalization and investment by Movie Gallery to make the Cash distributions required under the Plan and to maintain working capital for postpetition operations.

     E.   RECOVERY ANALYSIS

     After careful review of the Debtors' current business operations, estimated recoveries in a liquidation scenario, and prospects as an ongoing business, the Debtors have concluded that the recovery to creditors will be maximized by their continued operation as a going concern. The Debtors believe that their business and assets have significant value that would not be realized in a liquidation, either in whole or in substantial part. According to the liquidation analysis prepared by the Debtors with the assistance of their professional advisors, the Debtors are worth considerably more to their creditors in general as a going concern.

     F.   LIQUIDATION ANALYSIS

     The Debtors have prepared a Liquidation Analysis (Appendix D) to evaluate the potential for recovery to creditors in the context of a hypothetical liquidation alternative to the proposed Plan. As illustrated by the Liquidation Analysis, an "orderly liquidation" of the Debtors' business would generate gross proceeds totaling approximately $11,200,000. Of that amount, approximately $4,400,000 would be used to satisfy senior liens against specific assets, postpetition debts to major film studios and distributors, and unpaid professional fees which are the subject of existing "carve outs" or subordination agreements by senior lienholders. Approximately $5,000,000, would be required to satisfy amounts outstanding under a postpetition debtor-in-possession loan facility from Movie Gallery, leaving approximately $1,800,000 for distribution to senior secured creditors. Thus, in a liquidation scenario, even holders of the Debtors' senior secured debt would receive only a fraction of the amount of their claims.

     By contrast, under the Plan, the Debtors' senior secured creditors will be paid the Allowed Amount of their Secured Claim ($9,200,000), in full with interest. Administrative and Priority Claims will also be paid in full under the Plan. Even general unsecured creditors will receive cash distributions under the Plan totaling as much as 5% of the Allowed Amount of their Claims. IN SUMMARY, THE PLAN, IF CONFIRMED, WILL RESULT IN A COMPLETE FINANCIAL REHABILITATION OF THE DEBTORS, WILL PRESERVE NEARLY 3,000 JOBS AND WILL PERMIT ALL OF THE DEBTORS' CREDITORS TO RECEIVE A REASONABLE RECOVERY ON ACCOUNT OF THEIR PREPETITION CLAIMS. IT IS THE OPINION OF THE DEBTORS, THEREFORE, THAT THE REORGANIZATION PROPOSED BY THE PLAN REPRESENTS A MUCH MORE FAVORABLE OUTCOME FOR ALL CREDITORS THAN ANY AVAILABLE ALTERNATIVE.

                                TABLE OF CONTENTS

                                                                            PAGE

I.       INTRODUCTION ....................................................    1

II.      THE BANKRUPTCY PLAN VOTING INSTRUCTIONS AND PROCEDURES ..........    2
         A.    Definitions................................................    2
         B.    Notice to Holders of Claims and Holders of Interests ......    2
         C.    Solicitation Package ......................................    3
         D.    Voting Procedures, Ballots and Voting Deadline ............    3
         E.    Confirmation Hearing and Deadline for Objections to
                 Confirmation ............................................    4

III.     HISTORY OF VIDEO UPDATE AND COMMENCEMENT OF THE CASE ............    5
         A.    Background and History.....................................    5
         B.    Events Leading to the Debtors' Bankruptcy .................    8

IV.      CORPORATE STRUCTURE OF VIDEO UPDATE .............................   10
         A.    Current Corporate Structure ...............................   10
         B.    Board of Directors of Video Update ........................   10
         C.    Senior Officers of Video Update ...........................   11

V.       THE CHAPTER 11 CASE..............................................   12
         A.    First Day Orders...........................................   13
         B.    Appointment of Creditors' Committee........................   13
         C.    Cash Collateral............................................   14
         D.    Matters Relating to Unexpired Leases of Non-Residential
                Real Property.............................................   14
         E.    Executory Contract Issues..................................   17
         F.    Establishment of Bar Date..................................   19
         G.    Movie Gallery's Acquisition of Senior Bank Debt and
                 Extension of Debtor-In-Possession Financing..............   20

VI.      SUMMARY OF THE REORGANIZATION PLAN ..............................   21
         A.    Overall Structure of the Plan .............................   22
         B.    Classification and Treatment of Claims and Interests ......   22

VII.     PROVISIONS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN .........   28
         A     Recapitalization ..........................................   28
         B.    Post-Consummation Operations of the Reorganized Debtor.....   29
         C.    Distributions Under the Plan ..............................   31
         D.    Discharges, Releases and Settlements of Claims ............   34
         E.    Executory Contracts and Unexpired Leases...................   37
         F.    Preservation of Causes of Action...........................   39

         G.    Substantial Contribution Compensation and Expenses Bar
                 Date ....................................................   40
         H.    Cancellation of Old Common Stock and Agreements............   40
         I.    Exclusive Period ..........................................   40

VIII.    CERTAIN FACTORS TO BE CONSIDERED ................................   40
         A.    General Considerations ....................................   41
         B.    Certain Bankruptcy Considerations .........................   41
         C.    Inherent Uncertainty of Financial Projections .............   41
         D.    Competition ...............................................   42
         E.    Changing Technology and Delivery Systems ..................   42

IX.      CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN .............   43
         A.    Federal Income Tax Consequences to the Debtors ............   43
         B.    Federal Income Tax Consequences to Holders of Claims ......   44
         C.    Federal Income Tax Consequences to Holders of Old Common
               Stock Interests ...........................................   45

IX.      FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS .....   45
         A.    Feasibility of the Plan ...................................   45
         B.    Acceptance of the Plan ....................................   46
         C.    Best Interest of Holders of Claims ........................   46
         D.    Liquidation Analysis ......................................   47
         E.    Confirmation Without Acceptance of All Impaired Classes:
               The "Cramdown" Alternative ................................   48
         F.    Conditions to Confirmation and/or Consummation ............   49
         G     Waiver of Conditions to Confirmation and/or Consummation ..   51
         H.    Retention of Jurisdiction .................................   51

X.       ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN .......   52
         A.    Continuation of the Chapter 11 Case .......................   52
         B.    Alternative Plans of Reorganization .......................   52
         C.    Liquidation Under Chapter 7 or Chapter 11 .................   52

XI.      VOTING REQUIREMENTS .............................................   53
         A.    Parties in Interest Entitled to Vote ......................   54
         B.    Classes Impaired Under the Plan ...........................   55

XII.     CONCLUSION.......................................................   55
         A.    Hearing on and Objections to Confirmation .................   55
         B.    Recommendation ............................................   56

                                   APPENDICES
                                   ----------

Appendix A - Plan of Reorganization of Video Update, Inc., et al.

Appendix B - Pro Forma Financial Projections

Appendix C - Historical Financial Information

Appendix D - Liquidation Analysis

                      DISCLOSURE STATEMENT WITH RESPECT TO
                  PLAN OF REORGANIZATION OF VIDEO UPDATE, INC.

I.   INTRODUCTION

     Video Update, Inc. and certain of its direct and indirect subsidiaries (collectively, the "Debtors") submit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the United States Bankruptcy Code (the "Bankruptcy Code"), for use in the solicitation of votes on the Plan of Reorganization (the "Plan") proposed by the Debtors and filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on July 31, 2001, a copy of which is annexed to this Disclosure Statement as Appendix A.

     This Disclosure Statement sets forth certain information regarding Video Update's prepetition history, significant events that have occurred during the Chapter 11 Cases, and the anticipated organization and operations of the Reorganized Debtor. This Disclosure Statement also describes the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims or Interests in Impaired Classes must follow for their votes to be counted.

     FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISK AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, PLEASE SEE SECTION VI "SUMMARY OF THE REORGANIZATION PLAN" AND SECTION VIII "CERTAIN FACTORS TO BE CONSIDERED".

     THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE CHAPTER 11 CASE AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH VIDEO UPDATE BELIEVES THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY VIDEO UPDATE'S MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. VIDEO UPDATE IS UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

II.  THE BANKRUPTCY PLAN VOTING INSTRUCTIONS AND PROCEDURES

     A.   DEFINITIONS

     Except as otherwise provided herein, capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Plan.

     B.   NOTICE TO HOLDERS OF CLAIMS AND HOLDERS OF INTERESTS

     This Disclosure Statement is being transmitted to certain holders of Claims against, or Interests in, the Debtors. The purpose of this Disclosure Statement is to provide adequate information to enable you, as the holder of a Claim against, or Interest in, the Debtors, to make a reasonably informed decision with respect to the Plan prior to exercising your right to vote to accept or reject the Plan.

     On ______________, 2001, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable the holders of Claims against, and Interests in, the Debtors to make an informed judgment with respect to acceptance or rejection of the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

     ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS APPENDICES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR REJECT THE PLAN. This Disclosure Statement contains important information about the Plan, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases.

     THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made except after distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors other than the information contained herein.

     CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS.

         Except with respect to the projections set forth in Appendix B annexed hereto (the "Projections") and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date upon which the Court approves it and that may have a material impact on the information contained in this Disclosure Statement. Neither the Debtors nor the Reorganized Debtor intend to update the Projections after the Date upon which the Bankruptcy court approves this Disclosure Statement; thus, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement shall not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date upon which the Court approves the Disclosure Statement.

     EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

     C.   SOLICITATION PACKAGE

     Accompanying this Disclosure Statement are copies of (i) the Plan, (ii) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time and place of the hearing to consider the confirmation of the Plan and related matters, and the time for filing objections to the confirmation of the Plan (the "Confirmation Hearing Notice"), and (iii) one or more Ballots (and return envelopes) to be used by you in voting to accept or to reject the Plan.

     D.   VOTING PROCEDURES, BALLOTS AND VOTING DEADLINE

     After carefully reviewing the Plan, this Disclosure Statement and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot. Please complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided.

     Each Ballot has been coded to reflect the Class of Claims or Class of Interests it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

     IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED NO LATER THAN ____________, 2001, at 4:00 P.M. (THE "VOTING DEADLINE") BY FIRST UNION NATIONAL BANK (THE "VOTING AGENT"). DO NOT RETURN ANY STOCK CERTIFICATES OR DEBT INSTRUMENTS WITH YOUR BALLOT.

     If you have any questions about (i) the procedure for voting your Claim or Interest or with respect to the packet of materials that you have received, or
(ii) the amount of your Claim, or if you wish to obtain, at your expense, unless otherwise specifically required by

Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents, please contact:

                            First Union National Bank
                           Claim Track Services Group
                        In re Video Update, Inc., et al.
                        --------------------------------
                                 P.O. Box 600727
                           Jacksonville, FL 32260-0727
                                 (904) 367-4140

     FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION XI "VOTING REQUIREMENTS."

     E.   CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION

     Pursuant to section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), the Bankruptcy Court has scheduled the Confirmation Hearing for _____________, 2001, at ______ _.m. before the Honorable Judith H. Wizmur, United States Bankruptcy Judge at Mitchell H. Cohen Courthouse, 400 Cooper Street, 2nd Floor, Camden, New Jersey 08101. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be filed with the Clerk of the Bankruptcy Court and served so that they are RECEIVED on or before ____________, ______, at 4:00 p.m. by:

          Counsel for Video Update

               Gadsby Hannah LLP
               225 Franklin Street
               Boston, MA 02110
               Attn: Charles A. Dale III, Esq.

               Duane Morris & Heckscher LLP
               1100 Market Street, Suite 1200
               Wilmington, Delaware 19801
               Attn: Michael M. Lastowski, Esq.


          United States Trustee

               United States Trustee's Office
               The Curtis Center
               601 Walnut Street, Suite 950 West
               Philadelphia, PA 19106

          Co-Counsel for the Creditors' Committee

               Morgan Lewis & Bockius LLP
               1701 Market Street
               Philadelphia, PA 19103
               Attn: Michael A. Bloom, Esq.

               Klett Rooney Lieber & Schorling
               The Brandywine Building
               1000 West Street, Suite 1410
               Wilmington, DE 19801
               Attn: Teresa D. Currier, Esq.

          Co-Counsel for Movie Gallery, Inc.

               Troy & Gould Professional Corporation
               1801 Century Park
               16th Floor
               Los Angeles, CA 90067-2302
               Attn: Thomas H. Coleman, Esq.

               Richards, Layton & Finger
               One Rodney Square
               Wilmington, DE 19899
               Attn: Mark C. Collins, Esq.
                     John Knight, Esq.

III. HISTORY OF VIDEO UPDATE AND COMMENCEMENT OF THE CASE

     A.   Background and History

     The Debtors and their Canadian affiliates, including Video Update Canada, Inc. (the Debtors' Canadian affiliates are hereinafter referred to collectively as "VUCI"), own and operate specialty retail video stores throughout North America. As of April 30, 2000, the Debtors and VUCI owned and operated 585 stores located in 29 states and five provinces in Canada and franchised 35 additional video specialty stores in the United States. Approximately 92% of the Debtors' stores in the United States, and approximately 80% of the Debtors' Canadian stores, were superstores, defined as retail video stores that carry more than 10,000 rental units. The Debtors believe that, as of June 30, 2000, they were the fourth largest video specialty retailer in the United States as measured by the number of superstores in operation.

     Video Update franchised its first store in January 1983 and opened its first company-owned store in September 1989. When Video Update completed its initial public offering in July 1994, it had grown to 15 company-owned stores and 30 franchised stores. By this time, Video Update had developed a cost-effective superstore format that distinguished it from other video retailers by providing it with the flexibility to expand into desirable sites in both small and large markets without compromising profitability or decreasing the number of viable markets into which it could expand. During fiscal year 1998, Video Update rapidly grew in size from 343 to 681 company-owned stores, due in large part to the acquisition of Moovies, Inc., a 266-unit chain headquartered in Greenville, South Carolina, for $79 million (including the assumption of approximately $50 million in debt). The Moovies acquisition was the second largest acquisition in the history of the video industry. During fiscal year 1999, the company opened 16 additional video superstores and closed 45 stores, primarily related to the Moovies acquisition.

     In connection with its acquisition of Moovies, Inc., Video Update announced that a syndicate of lenders led by BNP Paribas, collectively (the "Bank Group") had extended it a $120,000,000 credit/term loan facility ("Senior Credit Facility"). The Senior Credit Facility replaced the Debtors' previous line of credit and consisted of the following: (a) two term loans totaling $95,000,000,
(b) a $15,000,000 capital expenditure line, and (c) a $10,000,000 revolving line. Between March 6, 1998 and May 28, 1999, the Debtors and the Bank Group entered into a series of amendments to the Senior Credit Facility, which, among other things, modified certain financial and other covenants and restructured the amortization schedule for repayment of the debt. Video Update's obligations under the Senior Credit Facility are guaranteed by each of its U.S. and Canadian subsidiaries. Pursuant to an agreement dated March 6, 1998, the Debtors granted the Bank Group security interests and first priority liens in most of the Debtors' assets, including (i) receivables, (ii) contracts and contract rights,
(iii) inventory, (iv) cash deposited in the cash collateral account and concentration account, (v) equipment, (vi) marks, patents and trademarks, (vii) all other goods and general intangibles, and (viii) all proceeds and products of any of the foregoing (the "Collateral"). In addition, VUCI's guaranty of the Senior Credit Facility is secured by a lien against most of its assets.

     The Debtors' primary source of revenue is the rental of videocassettes and digital versatile discs ("DVDs"). Video rental prices per night generally range from $2.49 to $3.49 for new releases to $1.99 for catalog titles. The Debtors' stores generally carry approximately 10,700 videos for rent in their U.S. stores, representing approximately 8,200 titles. Video Update determines its rental prices for titles and duration of rentals based on competition and the length of time the title has been available on videocassette. The Debtors believe that their rental prices are competitive with those of other video stores. In addition to videocassette rentals, the Debtors also rent video games and audio books, and sell previously viewed videocassettes, video games, blank videocassettes and video cleaning equipment.

     The Debtors' principal competitors are Blockbuster, Inc., a subsidiary of Viacom Inc. ("Blockbuster"), Movie Gallery, Inc. ("Movie Gallery") and Hollywood Entertainment Corporation ("Hollywood"), as well as smaller regional chains and single store "mom and pop" operators. Beginning in or around 1998, and in order to compete more effectively with these companies, the Debtors entered into one-year term revenue sharing agreements with six major motion picture studios and numerous smaller studios. Revenue sharing typically lowers the initial cost of high priced rental product while sharing the revenue of each new release rented over an approximate six-month period with the studios. This process compensates the studios as the video retailer generates revenues. Revenue sharing agreements had the positive effect of significantly increasing the number of new releases carried by the Debtors. The downside, however, was that most of the agreements were "output" agreements that required the Debtors to stock every new release distributed by a studio and required a guaranteed amount of revenue due the studio for each release. For high box office titles, the output programs were generally profitable for the Debtors. However, mid to lower box office titles often did not earn back the minimum guarantee and actually increased the Debtors' costs. Although total per store revenue increased, margins and profitability declined due mostly to up-front payments and/or minimum guarantee stipulations.

     In the years immediately prior to the Petition Date, Video Update renegotiated several of its revenue sharing agreements from output agreements to non-output agreements, which do not require the Debtors to stock every title from a given studio, but instead permit them (a) to take a title in depth through revenue sharing, (b) to purchase a title through a distributor, or (c) to not purchase a title at all. Since entering into these non-output agreements, the Debtors' margins have increased although their overall revenues have declined, substantially due to cash shortages and the inability to purchase enough inventory to be competitive in the marketplace.

          1.   Video Rental Industry

     The home video industry remains highly fragmented and has experienced significant consolidation as unprofitable stores close and larger regional and national superstore chains acquire smaller chains. As the regional and national chains grow through acquisition and new store openings, they gain market share and increase their operating leverage. Large superstore chains provide a wider breadth and depth of videos for rent or sale, cost effective advertising programs and better promotions to drive consumer traffic than independent operators provide. They also enjoy the advantages of access to working capital, marketing efficiencies, revenue-sharing deals, title-depth programs, cost saving direct purchasing programs with movie studios, operating economies of scale and the ability to obtain superior retail locations.

     The video retail industry includes rentals and sales of video cassettes and DVDs. The consumer market for the majority of video movies has primarily been a rental market. Movie studios determine the suggested retail prices of videos and through their pricing decisions, influence the relative levels of video rentals versus video sales.

     The home video market remains the largest single source of revenue to major movie studios, accounting for approximately 50% of movie studios' total revenues. Video specialty stores are an important and reliable revenue source for studios since the stores typically purchase movies on video that were not as successful at the box office in addition to purchasing box office hits. The Debtors believe that customers are more likely to view movies that were not box office hits via rental than on any other medium because (a) these titles are generally not available through other distribution channels, and (b) video specialty stores provide an inviting opportunity to browse and make an impulse choice among a very broad selection of movie titles at a relatively low price. The rapid acceptance and growth of the DVD format has increased this revenue source to the studios. The Debtors anticipate that DVDs will eventually replace VHS videotapes. Currently, the Debtors stock DVD titles in most of their stores. Despite the emergence of new competing technologies, there is little near-term threat to the video home market and specialty retailer. New technologies face the enormous hurdles of consumer acceptance, undefined technology costs, proven delivery methods, and most importantly, the guarantee of replacing or improving revenues to the studios.

          2.   Video Update Store Operations and Controls

     Video Update maintains information, updated daily, regarding revenue, current and historical sales, rental activity, demographics of store membership and customer rental patterns. The Company uses a point-of-sale (POS) system to record all rental and sales transactions at the time of customer checkout. The POS system transmits each store's rental and sales data from that store into the central corporate information system each night. The system tracks each store's rental and sales activity on products received from outside sources and through internal distribution using scanned bar code information. The system is capable of reporting daily, weekly and monthly revenue share data directly to studios. The information is used by management to make new product purchasing decisions, maximize productivity by store and develop data base direct mail marketing programs.

     Each store operates under substantially the same plan of operation. Company-owned stores are open 365 days a year with daily hours usually from 10:00 a.m. to 11 p.m. Sunday through Thursday and from 10:00 a.m. to midnight Friday and Saturday.

     B.   EVENTS LEADING TO THE DEBTORS' BANKRUPTCY

          1. Video Update's Disappointing Financial Performance between 1998 and 2000

     Several factors during the period from 1998 through 2000 contributed to the deterioration of the Debtors' financial performance, including: (a) the Moovies acquisition, (b) the selective manner in which the studios introduced revenue sharing, and (c) the over-expansion and subsequent shake-out in the video specialty store segment of the retail industry. The Moovies acquisition in March 1998 had, in terms of leverage, an immediate negative impact on the Debtors' financial profile and subsequently a negative impact on their operating performance. For the fiscal year ended April 30, 1997, the Debtors' leverage as measured in terms of either funded debt to tangible net worth or funded debt to earnings before interest, tax, depreciation and amortization ("EBITDA") had been quite acceptable with ratios of less than 1:1. After the Moovies acquisition closed in March 1998, the ratio of funded debt to tangible net worth increased to 7.07:1 and the ratio of funded debt to EBITDA increased to 3.02:1. More importantly, the Debtors' debt service ratio fell below 1:1 regardless of whether coverage included or excluded non-operating expenses or extraordinary charges such as store closing charges or valuation charges, which surfaced for the first time in fiscal 1998. The Debtors also reported losses at the operating and net income lines. These losses continued on into fiscal years 1999 and 2000.

     In 1998, the Debtors were also feeling the effects of revenue sharing agreements the studios had entered into with its major competitors, Blockbuster and Hollywood. The Debtors did not enter into revenue sharing agreements with the studios until the following fiscal year. As noted above, there was a down side to the revenue sharing agreements and although total per store revenue increased, margins and profitability declined.

     The negative financial trends that surfaced in fiscal 1998 and 1999 continued in fiscal 2000. In addition, amendments to the Senior Credit Facility to waive covenant defaults became common. Vendor confidence began to show serious evidence of erosion based on the Debtors' financial performance and trade arrearage. Finally, whereas the small and independent video retailers had borne the brunt of consolidation and store closings prior to 2000, the national and regional chains began to experience a shakeout as a result of over-expansion, leverage and flat sales. The fourth (Video Update) and seventh (Video City) largest chains filed bankruptcy petitions in 2000 and the fifth largest chain, West Coast Video, was liquidated in 2000. West Coast Video subsequently filed for protection under Chapter 7 of the Bankruptcy Code in 2001.

          2.   Defaults Under the Senior Credit Facility

     Although Video Update had always fulfilled its obligations to make payments of principal and interest on the Senior Credit Facility, on July 31, 2000, a scheduled amortization payment of $3,750,000 became due which it was unable to make. After extensive negotiations, an amendment was agreed to by Video Update and 14 out of 15 of the Banks. Only Fleet Bank withheld its consent to the proposed amendment. As a result of Video Update's inability to secure an amendment to the Senior Credit Facility, the company's outside auditors, Deloitte & Touche, began reevaluating whether to issue an audit opinion, in connection with Video Update's Annual Report, with a "going concern" qualification.

     Video Update's inability to expeditiously obtain an unqualified audit opinion prevented it from filing its Annual Report on time. On September 11, 2000, Video Update filed its Annual Report on Form 10-K with the Securities and Exchange Commission. Even before the Annual Report was filed, however, Video Update began to experience a negative reaction in the marketplace. Vendors began demanding payment more quickly and upon more onerous terms than had previously been extended. The audit opinion accompanying the Annual Report contained a "going concern" qualification, raising questions about Video Update's ability to continue operating under existing financial conditions. In order to avoid a severe liquidity crisis, and after consultation with the company's professional advisors, Video Update's Board of Directors authorized the commencement of Chapter 11 proceedings, which were commenced on September 18, 2000.

     For a further description of Video Update's historical operations and financial results, reference should be made to Video Update's 10-K for the fiscal year ended April 30,

2000. Also included as Appendix C to the Disclosure Statement are balance sheet, profit and loss statements and statements of cash flows from Video Update's Annual Reports on Form10-K covering the fiscal years ended April 30, 1997, 1998 and 1999. It should be noted, however, that Video Update's annual reports presented financial information that was consolidated with its non-debtor Canadian subsidiaries and affiliates.

IV.  CORPORATE STRUCTURE OF VIDEO UPDATE

     A.   CURRENT CORPORATE STRUCTURE

     Video Update is a publicly traded Delaware corporation which owned, directly or indirectly, all of the common stock of Tinseltown Video, Inc., Moovies, Inc., Moovies of the Carolinas, Inc., Pic-A-Flick of Greenville, Inc., Moovies of Georgia, Inc., The Movie Store Inc. #2, The Movie Store III, Inc., Alpharetta Media Associates, Inc., Rio Media Associates, Inc., Moovies of Iowa, Inc., Moovies of Michigan, Inc., Movie Warehouse Franchise Systems, Inc., E.C.6, Inc., DCO, Inc., SONI, Inc., SNO, Inc., PQ3, Inc., D-Skippy, Inc., GBO, Inc. and PTO, Inc. Video Update also owned, directly or indirectly, Video Update Canada, Inc., 24 Hour Entertainment Group Ltd., 24 Hour Entertainment Leasing Ltd., Williams Video, Inc. and 1137239 Ontario Ltd.

     B.   BOARD OF DIRECTORS OF VIDEO UPDATE

     The following persons currently comprise the Board of Directors of Video
Update:

     - John Jump, Chairman - Between 1985 and June 2000, Mr. Jump was employed by Sight & Sound Distributors Inc. of St. Louis, Missouri. Until recently, Sight & Sound was a major distributor of film and other retail video products.

     - James A. Skelton - Mr. Skelton is a founding Principal of Crossroads, LLC, a nationally recognized firm specializing in providing experienced turnaround management leadership. Mr. Skelton has over 20 years of experience consulting to, managing and/or investing in under-performing or under-valued companies in the retail, distribution, manufacturing, construction and service industries. Since 1990, Mr. Skelton has served on the Board of Directors of numerous companies, including Ocean Pacific Apparel Corp., Catalina Furniture, Kroy, Inc. and Gruen Marketing, among others, during their restructurings.

     - Robert A. Baker - Since 1974, Mr. Baker has been the President and Chief Executive Officer of RAB Associates in Los Angeles, California. RAB Associates provides turnaround and crisis management consulting services and specializes in financial reorganizations and equity receiverships. Mr. Baker currently is or has been a director for a number of publicly traded and privately held corporations, including Northern Life Insurance Company of Seattle, Banker's National Life Insurance Company and Alpin Products, Inc.

     As discussed in greater detail below, Messieurs Jump, Skelton and Baker replaced Video Update's former board members Daniel Potter, Daniel Howard, Paul Kelnberger, Theodore Coburn and Bernard Patriacca, who resigned effective May 16, 2001. On the Consummation Date, the term of the current members of the Board of Directors will expire. The initial Board of Directors of the Reorganized Debtor will be made up of three (3) people, Joe T. Malugen, H. Harrison Parrish and S. Page Todd.

     - JOE T. MALUGEN co-founded Movie Gallery in 1985 and since that time has been its Chairman of the Board and Chief Executive Officer. Prior to Movie Gallery's initial public offering in August 1994, Mr. Malugen had been a practicing attorney in the States of Alabama and Missouri since 1978, but spent a majority of his time managing the operations of Movie Gallery beginning in early 1992. Mr. Malugen received a B.S. degree in Business Administration from the University of Missouri-Columbia, his J.D. from Cumberland Law School, Samford University and his LL.M. (in Taxation) from New York University Law School.

     - H. HARRISON PARRISH co-founded Movie Gallery in 1985 and since that time has been President and a Director of Movie Gallery. From December 1988 until January 1992, Mr. Parrish was Vice President of Deltacom, Inc., a regional long distance telephone provider. Mr. Parrish received a B.A. degree in Business Administration from the University of Alabama.

     - S. PAGE TODD is Senior Vice President, Secretary and General Counsel of Movie Gallery. Mr. Todd has served in his current position and has been employed with Movie Gallery since December 1994. For more than the previous five years, he had been an attorney practicing tax and corporate law in Dothan, Alabama. Mr. Todd received a B.S. degree in Business Administration from the University of Alabama, his J.D. from the University of Alabama School of Law and his LL.M. (in Taxation) from New York University School of Law.

     C.   SENIOR OFFICERS OF VIDEO UPDATE

     The following is a current list of Video Update's executive officers and their positions with Video Update.

     - JAMES A. SKELTON has served as Chief Restructuring Officer since December 2000. Since June 2001, Mr. Skelton has also served as the Interim President and Chief Executive Officer.

     - JACK B. SPENCER has served as Chief Financial Officer since December 2000. Since June 2001, Mr. Spencer also has served as the Interim Secretary and Treasurer of Video Update.

     Pursuant to Section 9.4 of the Plan, on the Consummation Date, existing senior management will be replaced by Mr. Malugen (Chief Executive Officer), Mr. Parrish (President), J. Steven Roy (Executive Vice President and Chief Financial Officer), Jeffrey S. Stubbs (Executive Vice President--Store Operations) and Mr. Todd (Senior Vice President, Secretary and General Counsel).

     - J. STEVEN ROY is Executive Vice President and Chief Financial Officer of Movie Gallery. Mr. Roy has been employed with Movie Gallery since June 1995. He held the position of Senior Vice President - Finance and Principal Accounting Officer of Movie Gallery until May 1996, at which time he was elected Senior Vice President - Finance and Chief Financial Officer. He was elected to his current position with Movie Gallery in March 1998. Mr. Roy was an accountant with the firm of Ernst & Young LLP for the 11 years prior to joining Movie Gallery. Mr. Roy is a Certified Public Accountant and received a B.S. degree in Business Administration from the University of Alabama.

     - JEFFREY S. STUBBS is Executive Vice President of Operations of Movie Gallery. Mr. Stubbs joined Movie Gallery in November 1995 and served as Regional Manager for Texas, Louisiana, and Mississippi until November 1997, at which time he was elected Senior Vice President - Store Operations. He was elected to his current position with Movie Gallery in June 2001. Prior to joining Movie Gallery, Mr. Stubbs served as Vice President and General Manager of A.W.C. Corporation, a video specialty and restaurant retailer in East Texas, from 1987 to 1995. He has an additional eight years experience in grocery and convenience store management. Mr. Stubbs attended Texas A & M University and graduated from Southwest Texas State University, where he received a B.B.A. degree in Business Administration and Marketing.

V.   THE CHAPTER 11 CASE

     On September 18, 2000 (the "Petition Date"), the Debtors filed for relief under Chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have continued to operate as debtors-in-possession subject to the supervision of the Bankruptcy Court and in accordance with the Bankruptcy Code. While the Debtors are authorized to operate in the ordinary course of business, transactions out of the ordinary course of business have required Bankruptcy Court approval. In addition, the Bankruptcy Court has supervised the Debtors' employment of attorneys, accountants, financial advisors and other professionals.

     An immediate effect of the filing of the Debtors' bankruptcy petitions was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoined the commencement or continuation of all collection efforts by creditors, the enforcement of liens against the Debtors' property and the continuation of litigation against the Debtors. This relief provided the Debtors with the "breathing room" necessary to assess and reorganize their business. The automatic stay remains in effect, unless modified by the Bankruptcy Court, until consummation of a plan of reorganization.

     A.   FIRST DAY ORDERS

     The Debtors filed numerous motions on the Petition Date seeking the relief provided by certain so-called "first day orders". First day orders are intended to ensure a seamless transition between a debtor's prepetition and postpetition business operations by approving certain normal business conduct that may not be specifically authorized under the Bankruptcy Code or as to which the Bankruptcy Code requires prior approval by the Bankruptcy Court. The first day orders in this case authorized, among other relief:

     - the maintenance of Video Update's bank accounts and cash management systems substantially as they existed prior to the Petition Date;

     -    the payment of accrued prepetition wages and employee benefit claims;

     -    the interim use of cash collateral in the ordinary course of business

     - the continuation of utility services during the pendency of the Chapter 11 Cases and establishing procedures for determining requests for additional assurance in the form of security deposits.

     -    the continuation of certain customer programs;

     -    the joint administration of each of the Debtor's bankruptcy cases;

     -    the payment of prepetition sales and use taxes; and

     - the extension of time within which to file schedules, lists and statements of financial affairs.

     The Debtors retained the law firms of Gadsby Hannah and Duane Morris & Heckscher as counsel, which retention was approved by the Bankruptcy Court on November 6, 2000. The Debtors also retained, with Court approval, KPMG as their financial advisors.

     B.   APPOINTMENT OF CREDITORS' COMMITTEE

     On October 3, 2000, the Office of the United States Trustee convened a meeting of creditors for the purpose of forming a committee of the Debtors' unsecured creditors. On that date, the U.S. Trustee approved the formation of the Official Committee of Unsecured Creditors of Video Update, Inc., et al. (the "Creditors' Committee"). The Creditors' Committee is comprised of the following members: Ingram Entertainment, Inc., Warner Home Video, Sight and Sound Distributors, Inc., Columbia Tri-Star Home Video and Video Event. Warner Home Video serves as chairperson of the Creditors' Committee.

     The Creditors' Committee retained the law firms of Morgan Lewis & Bockius LLP and Klett, Rooney, Lieber & Schorling as co-counsel, which retention was approved by the

Bankruptcy Court on December 8, 2000. The Creditors' Committee also retained, with Court approval, PriceWaterhouseCoopers as its financial advisors.

     C.   CASH COLLATERAL

     Among the first day motions filed by the Debtors was a motion for an order authorizing the Debtors' interim use of alleged cash collateral (the "Cash Collateral Motion"). On September 20, 2000, the Court entered an Interim Order permitting the Debtors' use of cash collateral in the ordinary course of business and granting the Bank Group, among other forms of adequate protection, replacement liens to the extent of postpetition use or diminution in value of the Collateral or the Cash Collateral. The Bank Group subsequently filed an objection to the Cash Collateral Motion. Central to the Debtors' arguments in support of the Cash Collateral Motion was the issue of whether the Bank Group could maintain a lien against video rental inventory acquired from film studios on a revenue sharing basis. Although the Bank Group initially opposed the Debtors' use of cash collateral, the Debtors were able to negotiate an acceptable compromise to protect and promote the interests of the estates and all of their respective creditors, including the Bank Group. Without the continuous use of alleged cash collateral, the Debtors could not continue to operate their business, a liquidation would necessarily ensue and creditors would receive little or no return on their claims. On November 2, 2000 and December 1, 2000, the Court entered stipulated orders approving the Debtors' continued use of alleged cash collateral. In January 2001, the Debtors successfully negotiated a Fourth Interim Cash Collateral Order with the Bank Group which provided for a priming lien or "carve out" to secure the postpetition purchase of video products from certain major movie studios and distributors (collectively, the "Studios") which furnish ordinary trade credit to the Debtors. Absent such a carve out, the Debtors would be unable to insure the continuous flow of new release and other video product which is central to the operation of their business. The Debtors subsequently negotiated three additional Interim Orders authorizing the use of cash collateral. The Seventh Interim Cash Collateral Order, which was approved by the Court on June 26, 2001, expires by its own terms on August 26, 2001.

     In connection with their efforts to obtain the consent of all major stakeholders for a Third Interim Cash Collateral Order, the Debtors agreed to engage a Chief Restructuring Officer and to hire a new Chief Financial Officer. After an extensive interviewing process, the Debtors hired James A. Skelton and Jack B. Spencer of the turnaround management firm, Crossroads LLC, as their Chief Restructuring Officer and Chief Financial Officer, respectively.

     D.   MATTERS RELATING TO UNEXPIRED LEASES OF NON-RESIDENTIAL REAL PROPERTY

     Shortly after the Petition Date, the Debtors wrote a letter to all landlords to inform them of the Debtors' bankruptcy cases. The Debtors quickly worked to identify underperforming stores which needed to be closed as soon as possible. Within the first six weeks of their Chapter 11 Cases, the Debtors obtained Court approval (a) to hire Keen Realty to advise the Debtors on all matters pertaining to real estate leases, (b) for the rejection of 23 store leases, and (c) to conduct a public auction sale of approximately 115 other leases.

     The Debtors' lease auction sale was conducted on November 21, 2000. Although the Debtors succeeded in selling only one (1) retail lease, lease termination agreements were reached with approximately 30 landlords pursuant to which the Debtor's estates were relieved of substantial pre- and postpetition rental and lease rejection claims. On November 22, 2000, the Bankruptcy Court approved the rejection of approximately ninety-five (95) leases that were not sold at the auction. The early rejection of burdensome leases represented a giant step forward in the Debtors' efforts to reorganize.

     The Debtors continued to work with their restructuring professionals to identify further underperforming stores. In February 2001, they filed a motion to reject an additional seventy-four (74) leases. On March 23, 2001, the Bankruptcy Court approved the rejection motion. Rejection of each of the leases became effective as of the date the Debtors surrendered each of the leased premises.

     In addition, over the objections of several landlords, the Debtors obtained two extensions of time within which commercial real estate leases must be assumed or rejected through September 1, 2001.

     Under the Plan, the Debtors anticipate that they will retain, by assumption, approximately 210 retail store leases in the United States.

     The Debtors currently contemplate rejecting as many as fifty (50) additional retail leases for underperforming stores operated by VUCI prior to the Confirmation Date.

          1.   Zeller Realty Corporation

     As of the Petition Date, the Debtors and Zeller Realty Corporation ("Zeller") were parties to a lease (as amended by amendments One through Five, the "Lease") for real property located at and known as Suites 2240, 2260, 2300, 3100, 3110 and 3600, World Trade Center, 30 East Seventh Street, St. Paul, Minnesota, which property served as the Debtors' corporate headquarters (the "Corporate Office"). Pursuant to the Lease, the Debtors paid rent and other charges for a total payment in the approximate amount of $90,000 per month.

               (a)  ZELLER'S ATTEMPTED EVICTION OF THE DEBTORS FROM THE 36TH
                    FLOOR

     The Debtors occupied a portion of the 36th floor of the World Trade Center pursuant to the Fifth Amendment to the Lease. Prior to the Petition Date, the Debtors commenced a state court action against Zeller and its predecessor-in-interest, Principal Life Insurance Company, asserting claims for breach of contract, breach of duty of good faith and fair dealing, promissory estoppel, unjust enrichment, fraud/negligent misrepresentation, tortious interference and defamation (the "State Action"). The Debtors' claims against Principal and Zeller arose out of Principal's refusal to extend the term of the Fifth Amendment to the

Lease despite express representations that such an extension would be granted. In an attempt to fragment the dispute, Zeller retaliated by commencing an unlawful detainer action (the "Detainer Action") seeking to gain possession of the 36th floor. The Detainer Action was stayed by the filing of the Debtors' petitions.

     In October 2000, Zeller filed a motion with the Bankruptcy Court seeking a declaration that the automatic stay did not apply to the Detainer Action on the grounds that the Fifth Amendment had terminated prepetition. The Debtors responded that the automatic stay did apply and that relief from stay was inappropriate because the State Action needed to be adjudicated before the Detainer Action could be fairly decided. The Bankruptcy Court agreed with the Debtors and denied Zeller's motion.

               (b)  REJECTION OF THE WORLD TRADE CENTER LEASE

     As a result of postpetition downsizing, the Debtors no longer needed the 22 and 23rd floors of the World Trade Center. The Debtors attempted to negotiate a reduction in the size of the Corporate Office covered by the Lease. Zeller, however, rejected all of the Debtors' overtures. The Debtors, therefore, decided to relocate their corporate headquarters to excess office space that they were currently renting in the Allen Building in St. Paul, Minnesota where the Debtors' distribution center is located. The Debtors filed a motion to reject the Lease as of February 28, 2001, or the date upon which they surrendered the World Trade Center, whichever was later.

     Prior to a hearing on the rejection motion, Zeller informed the Debtors that they would not be allowed to remove certain cooling equipment which the Debtors had paid for and installed on the 36th floor and the roof of the World Trade Center. This action effectively prevented the Debtors from relocating their corporate office because the cooling equipment is essential to the maintenance of the Debtors' computer systems. The Debtors, therefore, filed an Emergency Motion to enforce the automatic stay against Zeller, on the grounds that Zeller was attempting to exercise control over property of the Debtors' bankruptcy estates. After extensive briefing by the Debtors, the Bank Group, the Creditors' Committee and Zeller, the Bankruptcy Court found that the cooling equipment belonged to the Debtors and could be removed from the World Trade Center. The Court also allowed the Debtors' Motion to Reject the World Trade Center Lease which rejection was effective on February 28, 2001, the date upon which the Debtors surrendered the premises. The Debtors have saved more than $90,000 per month as a result of the rejection of its World Trade Center Lease with Zeller.

               (c)  SETTLEMENT OF THE DEBTORS' DISPUTE WITH ZELLER

     By written agreement dated ___________, 2001, the Debtors agreed to compromise its claims, defenses and counterclaims against Zeller and Principal Life under circumstances where Zeller and Principal agreed to waive their lease rejection and other claims against the Debtors. The Court entered an Order approving the proposed compromise with Zeller and Principal on ____________, 2001.

     E.   EXECUTORY CONTRACT ISSUES

          1.   Revenue Sharing Agreements

     Perhaps the estates' most significant executory contracts as of the Petition Date were revenue sharing agreements between the Debtors and various major and other film studios. Immediately following the Petition Date, Warner Home Video ("WHV"), one of the Debtors' principal revenue sharing partners, threatened to cease providing product to the Debtors, which would have severely undermined the likelihood of a successful reorganization. The Debtors were able to negotiate an agreement with WHV to insure continued availability of WHV video product on a revenue shared basis, and, on October 2, 2000, they filed an Emergency Motion for an interim order approving an adequate protection stipulation with WHV. The Bank Group opposed the motion on the grounds that any adequate protection granted to WHV should be subordinate to protections granted to the Bank Group under the Order granting interim use of Cash Collateral. On October 3, 2000, the Bankruptcy Court approved the stipulation with WHV on an interim basis. In connection with the Fourth Interim Order authorizing the Debtors' continued use of cash collateral, the Debtors resolved the Bank Group's objection to the stipulation with WHV when they successfully negotiated a "carve out" or priming lien in favor of WHV and certain other studios which extended postpetition credit to the Debtors. This trade or studio credit carve out has been continued in each subsequent Interim Cash Collateral Order.

          2.   Equipment Leases

     Prior to the Petition Date, the Debtors had entered into a sale-leaseback transaction with an equipment financier, Heller Financial Leasing, Inc. ("Heller"). Specifically, in consideration of a $5,000,000 loan to the Debtors, Heller purported to purchase and lease back to the Debtors furniture, fixtures and equipment (the "FF&E") in approximately 100 of the Debtors' better performing stores. Postpetition, Heller moved to compel payment of nearly $150,000 per month under its purported "lease." The Debtors successfully opposed Heller's motion at a preliminary hearing on December 1, 2000, arguing that the Debtors' agreement with Heller was not a "true lease" but rather a disguised financing transaction. The Court ordered the parties to submit additional briefs on the subject. At a hearing on January 18, 2001, the Court resolved the dispute in favor of the Debtors. As a result, Heller claims to hold a security interest in the FF&E to secure the Debtors' remaining obligations.

     Between 1995 and 1998, Winthrop Resources Corp. ("Winthrop") entered into a series of equipment leases with the Debtors for sophisticated point-of-sale cash registers and computer equipment. In January 2000, Winthrop filed suit against the Debtors in Minnesota state court alleging that its equipment leases with the Debtors should be terminated for non-payment of rent. A partial summary judgment was entered by the state court against the Debtors in the summer of 2000. The Debtors timely filed a notice of appeal from that ruling. Shortly after the Petition Date, Winthrop moved for relief from the automatic stay to repossess its collateral. The Debtors argued that Winthrop should not be granted relief from stay because, among other things, the agreement was a disguised financing transaction. Prior to a final hearing on Winthrop's motion, it submitted a legal memorandum in which it argued that the so-called ROOKER-FELDMAN doctrine prevented the Court from entertaining the Debtors "true lease" argument. On December 1, 2000, the Court issued an opinion, in which it sided with Winthrop and, therefore, rejected the Debtors' attempt to have the lease with Winthrop recharacterized as a secured transaction. After extensive settlement discussions, the parties agreed to the form of a stipulated Order resolving all claims between them. Under the terms of the stipulated Order, which was entered by the Court on August 3, 2001, the Debtors entered into a new lease for the equipment previously financed by Winthrop. Under the new lease, the Debtors will make 21 monthly payments totaling approximately $750,000. At the end of the lease term, the Debtors will become the owner of the equipment at issue.

     Pursuant to a Stipulated Order entered by the Bankruptcy Court on March 23, 2001, the Debtors resolved all of their alleged equipment lease obligations to Centura Bank for five (5) monthly payments of $11,000 each.

     In December 2000, General Electric Capital Corporation ("GECC") filed a Motion to Compel payments due under a certain pre-petition agreement originally entered into with CLG, Inc. The Debtors opposed GECC's Motion, arguing that the agreement at issue was not executory as that term is defined in Section 365 of the Bankruptcy Code, that the agreement was not a "true lease" to which Section 365 of the Bankruptcy Code would apply and that the fair rental value of the equipment covered by the agreement is negligible. Because GECC was unable to produce information relative to the extent of its alleged rights under the pre-petition agreement, a hearing on the matter was not held until June 7, 2001. At that time, GECC asked that the matter be further adjourned until September 25, 2001. Given that GECC terminated the agreement prior to the Petition Date, the Debtors expect that GECC's prepetition Claim will be accorded the status of a general unsecured Claim and that GECC will be entitled to receive payment of a fair "use charge" for the Debtors' postpetition use of the equipment at issue.

          3.   Microsoft

     On October 27, 2000, Microsoft Corporation filed: (a) a motion for relief from the automatic stay to enforce a preliminary injunction against the Debtors, and (b) a motion seeking to compel the Debtors to assume or reject a licensing agreement. Prior to the Petition Date, the Debtors and Microsoft had entered into a settlement agreement (the "Settlement Agreement") which required the Debtors to pay Microsoft $500,000 for the Debtors' alleged installation of unauthorized Microsoft products and alleged infringement of Microsoft's copyright, trademarks and service marks. The Debtors and Microsoft amended and assumed the Settlement Agreement to provide for payment in installments of all amounts due under the Settlement Agreement, which was approved by order of the Court dated December 21, 2000.

          4.   Franchises

     As of the Petition Date, the Debtor was the franchisor of approximately thirty-five (35) Video Update stores in the states of Virginia, New Hampshire, Kentucky, Wisconsin, and Minnesota. Under the Plan, the Debtors anticipate that they will assume all or substantially all of its franchise agreements.

          5.   Rentrak

     In 1997 the Debtors filed an action in the United States District Court for the District of Oregon alleging that Rentrak, Inc. ("Rentrak") had violated the federal antitrust laws (the "Rentrak Litigation"). The complaint sought declaratory relief, multiple damages, and attorneys' fees. Rentrak responded with a counterclaim for sums (i) owed as a result of a prior contract with Moovies, and (ii) pursuant to a "take-or-pay" contract Rentrak had signed with the Debtors.

     For many years, Rentrak was the sole supplier of video cassettes on a revenue-sharing basis. The Debtors alleged that Rentrak used its dominant market power in a variety of anti-competitive ways. In addition to taking steps to solidify, extend and defend its monopoly position, Rentrak extracted exorbitant fees from its customers and engaged in defective and inaccurate audits. As a result, the Debtors alleged that their agreements with Rentrak were void and that Rentrak was liable for substantial monetary damages. Rentrak asserted that the Debtors owed it a substantial amount for sums due under the former Rentrak/Moovies contract. It also asserted that the "take-or-pay" contract was valid and resulted in a damage calculation exceeding $23,000,000. After the Petition Date, Rentrak asserted a Claim against the Debtors in the sum of $10,000,000.

     The Debtors and Rentrak have recently reached an agreement in principle whereby the Rentrak Litigation will be dismissed and Rentrak will waive any and all Claims it has or may have against the Debtors and their bankruptcy estates. The Debtors expect that a written settlement agreement will be executed shortly and that it will be approved by the Bankruptcy Court.

     F.   ESTABLISHMENT OF BAR DATE

     On February 22, 2001, the Bankruptcy Court entered an order (the "Bar Date Order") that established 5:00 p.m. Eastern Time on April 27, 2001 (the "Bar Date") as the deadline for filing proofs of claim against the Debtors. For claims arising from the Debtors' rejection of leases or contracts, the Bar Date Order fixed as a deadline for filing proofs of claim the later of the Bar Date or 30 days after rejection of the lease or contract. The Bar Date Order also specifically excluded a limited number of claims (e.g., Administrative Claims and certain Other Priority Claims) from the Bar Date deadline. The Debtors, with approval of the Bankruptcy Court, have retained First Union National Bank as the estates' notice and claims agent. First Union has received, cataloged and processed all proofs of claim, and will assist the estates and their representatives in the claims review and resolution process.

     G. MOVIE GALLERY'S ACQUISITION OF SENIOR BANK DEBT AND EXTENSION OF DEBTOR-IN-POSSESSION FINANCING

     Having substantially downsized their operations around a core of approximately 250 profitable retail video stores, the Debtors, in February 2001, created a business plan which projected that, if properly recapitalized, substantial positive cash flow and profits can be generated from future business operations. The Debtors developed a Confidential Offering Memorandum which they marketed to a substantial number of financial and strategic contacts, both inside and outside of the retail video industry. After receiving expressions of interest from several parties, negotiations commenced over the terms and conditions upon which such parties could participate in a recapitalization of the Debtors' operations. Ultimately, three or four seriously interested parties contacted representatives of the Bank Group in an effort to purchase all claims arising under or in connection with the Senior Credit Facility.

     On or about May 2, 2001, all but one member of the Bank Group assigned their rights, claims and interests under the Senior Credit Facility to Movie Gallery, Inc. and Movie Gallery No. 1, LLC. As a result, Movie Gallery owns or controls approximately 92% of the secured claims formerly held by the Bank Group.

     The Debtors believe that, of the entities that expressed an interest in acquiring or investing in the whole of the Video Update store base, Movie Gallery, in addition to being the highest bidder for the purchase of the Debtors' senior secured debt, is the most logical to own and operate the Debtors' remaining stores. Movie Gallery is the third largest operator in the video rental retail industry, with approximately 1,050 stores in 31 states. Movie Gallery became a publicly traded company in 1994 and grew primarily through acquisitions. Since 1994, Movie Gallery has grown from under 100 stores to its current size, and during that period has closed over 140 individual acquisition transactions. The Debtors believe that Movie Gallery is well equipped to successfully integrate the two entities. Indeed, the funds required to consummate the Recapitalization contemplated by the Plan are readily available to Movie Gallery through existing resources.

     From a financial standpoint, Movie Gallery has been very successful. Movie Gallery's current annualized revenues will approximate $350 million in 2001 and its projected annual cash flow is in excess of $50 million. With a debt level of just over $40 million as of July 1, 2001, including $11 million in debt used to purchase the senior secured debt of Video Update and to provide debtor-in-possession financing, Movie Gallery is the least leveraged company in the video retail industry as measured by total debt to cash flow. Additionally, having just announced the signing of a new three year $65 million credit facility, Movie Gallery is in a strong financial position to integrate and fund the future working capital needs of a Reorganized Video Update as the Debtors emerge from Chapter 11 proceedings.

     After the Petition Date, the Debtors were severely hampered by their inability to secure sufficient trade credit from film studios, distributors and other critical suppliers. As a result, the Debtors suffered working capital shortfalls and continued deterioration of their customer base. Immediately following Movie Gallery's acquisition of the Debtors' senior secured debt, the Debtors engaged Movie Gallery in discussions concerning the terms and conditions upon which it would be willing to make available debtor-in-possession financing, which the Debtors would use, in large part, to pay administrative and essential operating expenses in order to stabilize operations pending confirmation of a plan of reorganization.

     On May 16, 2001, the Debtors and Movie Gallery entered into a Chapter 11 Financing Agreement (the "DIP Agreement"), pursuant to which Movie Gallery agreed to grant the Debtors up to $5 million in post-petition financing (the "DIP Facility"). In return, the Debtors granted Movie Gallery a superpriority administrative claim, secured by a priming lien against all of the Debtors' assets (subject to certain existing liens and consensual carve-outs). On May 17, 2001, the Debtors filed a Motion for approval of the DIP Agreement ("DIP Financing Motion"). At a hearing on May 18, 2001, the Court granted the DIP Financing Motion on an interim basis, pursuant to which Movie Gallery extended to the Debtors an interim Credit Line up to $1 million, on the terms and conditions provided in the DIP Agreement. The Court granted the DIP Motion on a final basis on June 7, 2001, pursuant to which Movie Gallery has granted the Debtors an aggregate of $5 million in postpetition financing.

     After the sale of the Debtors' senior debt to Movie Gallery, several members of Debtors' senior management, including Chief Executive Officer Daniel Potter, Chief Operations Officer Daniel Howard, and Senior Vice President Richard Bedard, tendered their resignation with the approval of the Debtors' board of directors and the Creditors' Committee. On June 7, 2001, the Bankruptcy Court approved the Debtors' written separation agreements and releases with Mssrs. Potter, Howard and Bedard as well as resigning board members Coburn, Kelnberger and Patriacca.

     James A. Skelton, the Debtors' Chief Restructuring Officer, has become the Debtors' Interim President and Chief Executive Officer and the Debtors' board of directors now consists of James A. Skelton, John Jump and Robert A. Baker.

VI.  SUMMARY OF THE REORGANIZATION PLAN

     THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT AND IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, AND TO THE EXHIBITS ATTACHED THERETO.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE

PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

     THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN, WHICH ARE OR WILL HAVE BEEN FILED PRIOR TO THE HEARING ON APPROVAL OF THIS DISCLOSURE STATEMENT, WILL CONTROL THE TREATMENT OF CREDITORS AND EQUITY SECURITY HOLDERS UNDER THE PLAN AND WILL, UPON THE CONSUMMATION DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS, THE REORGANIZED DEBTOR, AND OTHER PARTIES IN INTEREST.

     A.   OVERALL STRUCTURE OF THE PLAN

     Soon after filing for relief under Chapter 11 of the Bankruptcy Code, Video Update began to focus on the formulation of a plan or reorganization that would enable it to emerge quickly from Chapter 11 and thereby preserve its going concern value. Video Update recognized that in the competitive industry in which it operates, a lengthy Chapter 11 case could impair its financial condition and dim the prospects for a successful reorganization.

     Under the Plan, Claims against, and Interests in, Video Update are divided into Classes according to their relative seniority and other criteria. If the Plan is confirmed by the Bankruptcy Court and consummated, (i) the Claims in certain Classes will be modified and receive distributions constituting a partial recovery on such Claims, and (ii) in some cases, the Claims and Interests in other Classes will receive no distribution. On the Consummation Date, the Distribution Date and at certain times thereafter, the Reorganized Debtor will distribute Cash, debt instruments and new equity interests in respect of certain Classes of Claims as provided in the Plan. The Classes of Claims against, and Interests in, Video Update created under the Plan, the treatment of those Classes under the Plan and the securities and other property to be distributed under the Plan are described below.

     The terms of the Plan are based upon, among other things, Video Update's assessment of its ability to achieve the goals of its new business plan, make the distributions under the Plan, and repay its continuing obligations in a manner consistent with the working capital requirements of its restructured business. In conjunction with the Plan, the Debtors have prepared financial projections of assets and liabilities earnings and cash flows for calendar years 2002 through 2006 (See "Projections" annexed hereto as Appendix B.)

     B.   CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

     Section 1122 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor's creditors and the interests of its equity holders. The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan or reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such claim or interest is substantially similar to the other claims or interests of such class. The Plan places (i) Priority Claims, (ii) Senior Secured Claim (iii) Heller Secured Claim (iv) Wells Fargo Secured Claim, (v) Former Equipment Financier

Claims, (vi) General Unsecured Claims, (vii) Subordinated Securities Claims, and
(viii) Old Common Stock Interests into separate Classes.

     Video Update believes that it has classified all Claims and Interests in compliance with the requirements of section 1122 of the Bankruptcy Code. If a Creditor or Interest holder challenges such classification of Claims or Interests and the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, Video Update, to the extent permitted by the Bankruptcy Court, intends to make such reasonable modifications to the classifications of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation. EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OF CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES RESOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN'S TREATMENT OF SUCH HOLDER OF A CLAIM REGARDLESS OF THE CLASS AS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

     The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each claim or interest of a particular class unless the holder of a particular claim or interest agrees to a less favorable treatment of its claim or interest. Video Update believes that it has complied with such standard. If the Bankruptcy Court finds otherwise, it could deny confirmation of the Plan if the holders of Claims or Interests affected do not consent to the treatment afforded them under the Plan.

          1.   Treatment of Unclassified Claims

               (a)  DEBTOR-IN-POSSESSION FINANCING CLAIM

     As set forth above, upon confirmation of the Plan, the entire unpaid balance of the DIP Facility will become due and payable to Movie Gallery. The Final DIP Financing Order provided to Movie Gallery a super-priority administrative claim, secured by a priming lien against all of the Debtors' assets (subject to certain existing liens and consensual carve-outs). The Debtors expect that by October 2001, approximately $5,000,000 will be owed to Movie Gallery under the DIP Facility. On the Consummation Date, Movie Gallery shall receive the New Common Stock in exchange for a full and complete release of the Debtors' obligations under the DIP Agreement.

               (b)  ADMINISTRATIVE CLAIMS

     Administrative Claims consist of the costs and expenses of administration of the Chapter 11 Case. They include, but are not limited to, the cost of operating Video Update's business since the Petition Date, outstanding unpaid fees and expenses of the professionals retained by Video Update, the Creditors' Committee and other professionals as approved by the Bankruptcy Court, severance benefits for certain corporate employees and the payments necessary to cure unwaived prepetition defaults on unexpired leases and executory contracts that are being assumed under the Plan ("Cure").

     The Debtors expect that upon confirmation of the Plan, Administrative Claims totaling approximately $3,000,000 will be due and owing to third parties including duly retained professionals and commercial landlords.

     On the Consummation Date, or as soon thereafter as practicable, a holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim,
(a) Cash equal to the unpaid portion of such Allowed Administrative Claim, or
(b) such other treatment as to which the Debtors and such holder shall have agreed upon in writing; PROVIDED, HOWEVER, that Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of the Reorganized Debtor's business in accordance with the terms and conditions of any agreements relating thereto.

     All payments to professionals in connection with the Chapter 11 Cases for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Creditors' Committee will be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules and are subject to approval of the Bankruptcy Court as being reasonable.

               (c)  PRIORITY TAX CLAIMS

     With respect to each Allowed Priority Tax Claim, at the sole option of Reorganized Debtor, the holder of an Allowed Priority Tax Claim shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (a) equal cash payments made on the last Business Day of every three-month period following the Consummation Date, over a period not exceeding six years after the assessment of the tax with interest from the Consummation Date calculated at the rate available on ninety (90) day United States Treasury Securities on the Consummation Date, (b) such other treatment agreed to by the holder of such Allowed Priority Tax Claim and the Debtors or Reorganized Debtor, provided such treatment is on more favorable terms to the Debtors or Reorganized Debtor, as the case may be, than the treatment set forth in clause (a) hereof, or (c) payment in full; PROVIDED that, with respect to clauses (b) and (c) hereof, such treatment is approved by the Bankruptcy Court; and PROVIDED FURTHER that any payments made to the holder of an Allowed Priority Tax Claim shall be applied first to the so-called "trust fund" portion of such claim for which any of the Debtors' officers, directors, employees or agents may be liable under applicable law.

     As of the Bar Date, Priority Tax Claims totaling $5,908,379 had been asserted by Governmental Units. The Debtors believe that the Allowed Amount of Priority Tax Claims will be less than $1,000,000. In view of the first day Order authorizing payment of prepetition sales and use taxes, the Debtors anticipate that all or substantially all Priority Tax Claims will have been satisfied prior to confirmation.

          2.   Unimpaired Classes of Claims

               (a)  CLASS 1: OTHER PRIORITY CLAIMS

     Class 1 consists of Claims other than Administrative Claims and Tax Priority Claims entitled to priority under section 507(a) of the Bankruptcy Code. Other Priority Claims include (i) up to $4,300 of wage (including vacation and severance) Claims of employees earned within 90 days before the Petition Date, and (ii) payments on account of any Court approved retention bonus program. On January 18 and February 7, 2001, the Court enter two orders approving (i) an employee retention program for the Debtors' senior management; and (ii) an employee retention program for the Debtors' regional and district managers and middle management. The Debtors anticipate that approximately $85,000 will be due upon confirmation under these employee retention programs.

     On the Consummation Date, or as soon as practicable thereafter, each holder of an Allowed Class 1 Other Priority Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 1 Other Priority Claim, (a) Cash equal to the amount of such Allowed Class 1 Other Priority Claim, or (b) such other treatment as to which the Debtors and such holder shall have agreed upon in writing.

          3.   Impaired Classes of Claims and Interests

               (a)  CLASS 2: SENIOR SECURED CLAIM

     Class 2 consists of the Senior Secured Claim which is comprised of (i) 38 separate promissory notes issued by the Debtors in connection with the Senior Credit Facility totaling approximately $111,003,000 which instruments are currently held by Movie Gallery, (ii) one such promissory note totaling approximately $500,000 currently held by Movie Gallery No. 1, LLC, and (iii) one such promissory note totaling approximately $9,763,830 currently held by ML XIX Sterling (Cayman) Ltd. ("Sterling Cayman"), TO THE EXTENT OF THE VALUE of the Collateral securing such Class 2 Secured Claim. The Class 2 Secured Claim arises out of the Senior Credit Facility which, as discussed in greater detail above, consists of (i) two term loans totaling $95,000,000, (ii) a $15,000,000 capital expenditure line, and (iii) a $10,000,000 revolving line of credit. The Debtors' obligations under the Senior Credit Facility are secured by a first priority perfected security interest in most of the Debtors' assets and the proceeds, products, offspring, and profits therefrom and by a guaranty from VUCI and certain other non-debtor affiliates. As of the Petition Date, the total amount owed by the Debtors under the Senior Credit Facility was approximately $124,000,000 (including accrued but unpaid prepetition interest). In connection with the Interim Cash Collateral Orders and the Final DIP Order discussed above, the liens securing the Debtors' obligations under the Senior Credit Facility have been subordinated to claims arising under the DIP Facility, and to more than $5,000,000 in administrative claims held by the Studios, to certain unpaid professional fees and to fees incurred to the United States Trustee. As a result, the liens currently securing the Senior Credit Facility are or may be subordinate to more than $10,000,000 of postpetition debt.

     As set forth above, after a competitive bidding process initiated by the Debtors, Movie Gallery purchased approximately 92% of the senior secured claims formerly held by the Bank Group on May 2, 2001. Based upon the purchase price paid by Movie Gallery for approximately 92% of the senior secured claims formerly held by the Bank Group, the Debtors believe that the value of the assets currently serving as collateral for the their obligations under the Senior Credit Facility and, therefore, the Allowable Amount of the Class 2 Claims, does not exceed $9,200,000. It may be argued, however, that in view of the substantial amount of postpetition debt secured by liens which "prime" or are senior to the liens currently securing the Class 2 Claim, the Allowable Amount of the Class 2 Claim is substantially less than $9,200,000.

     Under the Plan, the Senior Secured Claim shall be Allowed in the sum of Nine Million Two Hundred Thousand Dollars ($9,200,000). On the Consummation Date, the Disbursing Agent shall receive, for the benefit of all holders of the Allowed Class 2 Claim, and in full satisfaction, settlement, release and discharge of and in exchange for such Claim, the Senior Secured Note and Senior Note Security Agreement, and the Disbursing Agent shall also serve as the collateral agent. The Reorganized Debtor's obligations under the Senior Secured Note shall be secured by a first priority lien against all of its assets except for its stock in VUCI. As a condition precedent to the Reorganized Debtor's obligation to execute and deliver the Senior Secured Note, VUCI shall be released from its existing guaranty of the Senior Credit Facility. Any other Claim held by Movie Gallery or Sterling Cayman, including any unsecured deficiency Claim (defined in the Plan as a "Borrowed-Money Deficiency Claim"), shall be treated as a Class 6 (General Unsecured) Claim.

               (b)  CLASS 3: HELLER SECURED CLAIM

     Class 3 consists of the Secured Claim held by Heller, to the extent of the value of collateral securing such Claim. The Class 3 Secured Claim arises out of a document captioned "Master Lease Agreement" dated November 23, 1998, pursuant to which Heller purportedly purchased the FF&E and then leased such property back to the Debtors. As set forth above, the Bankruptcy Court has determined that the Debtors' agreement with Heller is not a "true lease" but rather, is a disguised financing agreement. The Debtors, therefore, own the FF&E subject to any security interest which Heller may have retained therein. The Debtors believe that Heller's purported security interest in the FF&E is deficient because Heller failed to properly perfect its security interest numerous jurisdictions. In light of the foregoing, the Debtors believe that the value of Heller's security interest in the Debtors' assets and, therefore, the Allowable Amount of Heller's Secured Claim does not exceed $250,000.

     On the Consummation Date, or as soon as practicable thereafter, the holder of the Heller Secured Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, the Heller Note and the Heller Security Agreement. Any other Claim which may be asserted by the holder of the Heller Secured Claim, including any unsecured deficiency Claims, shall be treated as a Class 6 (General Unsecured) Claim.

               (c)  CLASS 4: WELLS FARGO SECURED CLAIM

     Class 4 consists of the Secured Claim held by Wells Fargo Bank Minnesota, N.A. (formerly known as Norwest Bank Minnesota, N.A.), its successors or assigns, to the extent of the value of collateral securing such Claim. The Class 4 Secured Claim arises out of a Commercial Installment Note and Credit Agreement dated January 10, 2000 and secured by a Mortgage and Security Agreement and Fixture Financing Statement dated December 29, 1994 respecting the Debtors' real estate located in Cottage Grove, Minnesota. In its proof of claim, the current holder of the Class 4 Claim alleges that the total amount of the Class 4 Claim is $414,345.75 and that the value of the collateral securing the Class 4 Claim is $847,000.

     On the Consummation Date, or as soon as practicable thereafter, the holder of the Wells Fargo Secured Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Claim, the Wells Fargo Note and the Wells Fargo Security Agreement.

               (d)  CLASS 5: FORMER EQUIPMENT FINANCIER CLAIMS

     Class 5 consists of parties which entered into agreements with the Debtors prior to the Petition Date, pursuant to which the Debtors obtained financing for the purchase of equipment, including point of sale and other computer equipment. Class 5 includes the Claims of Winthrop Resources, General Electric Capital Corporation and Centura Bank.

                    (i) Winthrop Resources. From and after the Consummation Date, and in full satisfaction, settlement, release and discharge of and in exchange for Winthrop Resources' claims against the Debtors, the Reorganized Debtor shall continue to perform its obligations under the Winthrop Order and New Lease executed in connection therewith.

                    (ii) GECC. On the Consummation Date, and in the event that GECC has not previously reclaimed the equipment and other personal property which it allegedly leased to the Debtors prior to the Petition Date, the Debtors will be deemed to have abandoned under section 554 of the Bankruptcy Code, their right, title to and interest in such personal property. The Claim asserted by GECC after application of the proceeds from the sale of such personal property shall be treated as a Class 6 (General Unsecured) Claim. Prior to the Confirmation Date, the Debtors intend to file a motion to reject the agreement with GECC (to the extent that the agreement is found to be an executory contract).

                    (iii) Centura Bank. From and after the Consummation Date, and in full settlement, release and discharge of and in exchange for Centura Bank's claims against the Debtors, the Reorganized Debtor shall continue to perform its obligations, if any shall remain, under the Centura Bank Order.

               (e)  CLASS 6: GENERAL UNSECURED CLAIMS

     Class 6 consists of Allowed General Unsecured Claims against the Debtors. On or before the Bar Date, approximately 3,400 separate Claims were filed totaling approximately $108,000,000 (exclusive of Borrowed Money Deficiency Claims). Based upon amounts reflected in their books and records, and a preliminary review of Claims filed before the Bar Date, the Debtors believe that the total Allowable Amount of Class 6 claims will not exceed $50,000,000, exclusive of Borrowed-Money Deficiency Claims totaling approximately $115,000,000.

     On or after the Distribution Date, each holder of an Allowed Class 6 General Unsecured Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Claim, distributions of Cash equal to such holder's Pro Rata share of Two Million Five Hundred Thousand Dollars ($2,500,000). Except with respect to: (a) Borrowed-Money Deficiency Claims, (b) Claims asserted by Heller, (c) Claims asserted by GECC, or (d) Claims arising out of the rejection of an executory contract or unexpired lease, each holder of an Allowed Class 6 Claim shall also receive its Pro Rata share of the distributions to which Movie Gallery shall be entitled on account of its Borrowed-Money Deficiency Claim; PROVIDED, HOWEVER, that no holder of an Allowed Class 6 Claim shall receive a distribution equal to more than five percent (5%) of such Claim.

               (f)  CLASS 7: SUBORDINATED SECURITIES CLAIMS

     Class 7 consists of Claims subject to subordination pursuant to section 510(b) of the Bankruptcy Code that arise from rescission of a purchase or sale of Old Common Stock or other equity securities of the Debtors, for damages arising from the purchase or sale of such security or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

     The holders, if any, of Allowed Subordinated Securities Claims will not receive any distribution under the Plan on account of such Claims.

               (g)  CLASS 8: OLD COMMON STOCK INTERESTS

     Class 8 consists of all interests in the Debtor as represented by it outstanding common stock as of the Petition Date, and options, warrants and other rights to acquire such stock. The holders of Allowed Class 8 Old Common Stock Interests will not receive any distribution under the Plan on account of their interests and, on the Consummation Date, all Old Common Stock Interests shall be cancelled.

VII. PROVISIONS FOR THE EXECUTION AND IMPLEMENTATION OF THE PLAN

     A.   RECAPITALIZATION

     On the Consummation Date, the Debtors will complete the Recapitalization of their business. Specifically, in exchange for a full and complete release of claims arising under or in connection with the DIP Facility, the Reorganized Debtor shall issue the New Common Stock to Movie Gallery or its nominee. Movie Gallery shall also: (i) contribute to the Reorganized Debtor on the Consummation Date, Cash equal to the Allowed Amount of all Administrative Claims and Other Priority Claims EXCEPT for those Administrative Claims and Other Priority Claims which will be paid in the ordinary course of the Reorganized Debtor's business,
(ii) contribute to the Reorganized Debtor on the Consummation Date Two Million Five Hundred Thousand Dollars ($2,500,000), (iii) execute and deliver to the Reorganized Debtor a written commitment for up to Five Million Dollars ($5,000,000) of additional working capital financing, and (iv) execute such documents as may be necessary to assign its Borrowed-Money Deficiency Claim to the Disbursing Agent for the benefit of the holders of all Allowed Class 6 Claims other than the holders of Borrowed-Money Deficiency Claims, Heller, GECC and the holders of Claims arising out of the rejection of an unexpired lease or executory contract, but only to the extent necessary to provide such holders with distributions totaling as much as five percent (5%) of each Allowed Claim.

     B.   POST-CONSUMMATION OPERATIONS OF THE REORGANIZED DEBTOR

          1.   Revesting of Assets

     On the Consummation Date the property of each Debtors' Estate shall vest in, or in the case of Video Update, Inc., revest in, the Reorganized Video Update. Thereafter, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Consummation Date, all property of each Debtor's Estate shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Consummation Date for professional fees and expenses.

          2.   Substantive Consolidation

     The Plan shall constitute a motion pursuant to section 105 of the Bankruptcy Code to substantively consolidate the Estate of each Debtor. On the Consummation Date: (i) all property of each of the Debtors' Estates shall merge into and be consolidated with the Estate of Video Update, Inc., (ii) any and all Claims against each Debtor other than Video Update, Inc. shall be deemed to be Claims against Video Update Inc, (iii) all claims by one Debtor against another Debtor shall be extinguished, and (iv) any and all Claims against the Debtors shall be satisfied in accordance with the terms of the Plan. Notwithstanding the foregoing, on or after the Consummation Date, the Reorganized Video Update may take such actions as are necessary to complete a merger with the other Debtors under Delaware or applicable law.

     The doctrine of substantive consolidation permits a court in a bankruptcy case involving one or more related corporate entities to disregard the separateness of the corporate entities and to consolidate and pool the entities' assets and liabilities and treat them as though held and incurred by one entity. Substantive consolidation creates a single estate for the benefit of all creditors of all the consolidated corporations and combines all creditors of the various corporations into one creditor body.

     Courts determine whether substantive consolidation is appropriate on a case by case basis. Courts look at a variety of factors concerning the interrelationship between the entities seeking consolidation, including, but not limited to the following: (i) assumption by the parent of contractual obligations of its subsidiaries; (ii) the sharing of overhead, management, accounting, and all other related expenses among the different corporate entities; (iii) failure to maintain individual book entries for income receivables and payables for each company; (iv) receipts of all companies deposited in, and disbursements withdrawn from, one operating account; (v) the existence of intercompany guaranties on loans; (vi) shifting of funds from one company to another without observing corporate formalities (vii) the parent owning all or a majority of the capital stock of a subsidiary; and (viii) the parent, its affiliates and the subsidiary having common directors or officers.

     Courts also compare the impact of substantive consolidation on the creditors to see if the prejudice they might suffer is outweighed by the benefits of consolidation. In order to prevent consolidation, a creditor must show that it has relied on the separate credit of one of the entities, and that it will be prejudiced by the proposed consolidation. Moreover, a court must determine whether consolidation will enhance debtor rehabilitation and thereby produce a reorganized enterprise with greater profit potential. Substantive consolidation may be warranted where the moving party establishes that (i) there is substantial identity among the parties, and (ii) consolidation is necessary in order to avoid some harm or realize some benefit.

     The Debtors believe that all of the above-stated factors weigh in favor of consolidating the Estates of Video Update, Inc. and its subsidiaries. Video Update, Inc. leases and controls the corporate headquarters, while none of the other debtors has a separate corporate office or other business location. Video Update controls and manages all of the Debtors' assets, including all operating accounts. Furthermore, Video Update incurs all necessary day-to-day expenses for each Debtor, purchases inventory, provides management, financial and other essential services for each Debtor and pays each Debtor's ordinary liabilities. Few, if any, creditors transact business with a Debtor other than Video Update. For all of these reasons, and because creditors will suffer no prejudice by the consolidation, the Debtors believe that substantive consolidation of Video Update and each other Debtor is appropriate.

          3.   Continued Corporate Existence

     The Reorganized Video Update will continue to exist after the Consummation Date as a separate corporate entity, subject to its right to merge into one or more entities. The certificate of incorporation and bylaws of the Reorganized Video Update will be amended to satisfy the provisions of the Plan and section 1123(a)(6) of the Bankruptcy Code. Such amendments include the authorization to issue the New Common Stock, the Secured Note, the Heller Note, the Wells Fargo Note and such other debt and equity securities as may be required under the Plan.

          4.   Directors and Officers

     On the Consummation Date, the term of the current members of the board of directors shall expire. As discussed in section IV.B above, the initial board of directors of the Reorganized Debtor will consist of three (3) directors, Mr. Joe
T. Malugen, Mr. H. Harrison Parrish and Mr. S. Page Todd. On the Consummation Date, the term of the current members of the board of directors of the Debtors shall expire. On the Consummation Date, the Debtors' existing senior management will be replaced by Mr. Malugen (Chief Executive Officer), Mr. Parrish (President), Mr. J. Steven Roy (Executive Vice President and Chief Financial Officer), Mr. Jeffrey S. Stubbs (Executive Vice President--Store Operations) and Mr. Todd (Senior Vice President, Secretary and General Counsel).

          5.   Certificate of Incorporation and Bylaws

     The certificates or articles of incorporation and bylaws of Video Update, Inc. and the other Debtors shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code.

          6. Operations of the Debtors Between the Confirmation Date and the Consummation Date

     The Debtors will continue to operate as a debtors-in-possession, subject to the supervision of the Bankruptcy Court, under the Bankruptcy Code during the period from the Confirmation Date through the Consummation Date. Any obligation incurred by the Debtors during that period for the purchase of inventory in the ordinary course of business will constitute an Administrative Claim and be treated accordingly. However, nothing in the Plan precludes the Debtors from taking any steps that they deem necessary or desirable to prepare for and consummate the Plan.

     C.   DISTRIBUTIONS UNDER THE PLAN

          1.   Allowance of Administrative Claims

     PROFESSIONAL FEES. All final requests for payment of Professional Fees must be filed no later than sixty (60) days after the Consummation Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Allowed Amounts of such Professional Fees shall be determined by the Bankruptcy Court.

     OTHER ADMINISTRATIVE FEES. All other requests for payment of an Administrative Claim must be filed with the Bankruptcy Court and served on counsel for the Debtors, the Creditors' Committee and Movie Gallery no later than 30 days after the Consummation Date. Unless the Debtors, the Creditors' Committee or Movie Gallery objects to an Administrative Claim within thirty (30) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors or the Creditors' Committee object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed Amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by the Debtors or Reorganized Video Update in the ordinary course of business.

     SEVERANCE BENEFITS FOR CERTAIN CORPORATE EMPLOYEES. To encourage the Debtors' remaining corporate office employees who are not covered by any prior Court approved retention bonus program to (a) remain in the Debtors' employ throughout the reorganization process, (b) assume the additional administrative and operational burdens imposed on the Debtors by the chapter 11 proceedings, and (c) use their best efforts to improve the Debtors' financial performance and facilitate their successful reorganization, on the Consummation Date or as soon as thereafter as is practical, the Debtors will pay such eligible corporate employees a severance bonus equal to fifty percent (50%) of their salary from June 1 through the date upon which their employment with the Debtors is severed without cause (the "Transition Period"). Selected employees may receive continuing employment with the Reorganized Debtor and become eligible for alternative future benefits as per the Reorganized Debtor's policies. The Debtors estimate that a maximum of $275,000 will be due upon confirmation if all eligible employees remain in the Debtor's employ throughout the Transition Period and are subsequently terminated upon the Confirmation Date.

          2.   Time of Distributions

     Except as otherwise provided for in the Plan or ordered by the Bankruptcy Court, distributions under the Plan shall be made on the Distribution Date or the Consummation Date, or as soon thereafter as is practicable, to holders of all other Allowed Claims entitled to receive a distribution under the Plan.

          3.   Interest on Claims

     Unless otherwise specifically provided for in the Plan, the Confirmation Order or as may be required by applicable law, postpetition interest shall not accrue or be paid on account of any Allowed Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon.

          4.   Disbursing Agent

     The Disbursing Agent shall make all distributions required under this Plan except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent or servicer who shall deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the relevant indenture or other governing agreement; PROVIDED, HOWEVER, that if any such indenture trustee, agent or servicer is unable to make such distributions, the Disbursing Agent, with the cooperation of such indenture trustee, agent or servicer, shall make such distributions.

          5.   Surrender of Securities or Instruments

     On or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing a Claim on account of any prepetition instrument or Interest (a "Certificate") shall surrender such Certificate to the Disbursing Agent, or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent or servicer, as the case may be, and such Certificate shall be cancelled. No distribution of property hereunder shall be made to or on behalf of any such holder unless and until such Certificate is received by the Disbursing Agent or the respective indenture trustee, agent or servicer, as the case may be, or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the respective indenture trustee, agent or servicer, as the case may be. Any such holder who fails to surrender or cause to be surrendered such Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the respective indenture trustee, agent or servicer, as the case may be, prior to the first anniversary of the Consummation Date, shall be deemed to have forfeited all rights and Claims in respect of such Certificate and shall not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized Debtor notwithstanding any federal or state escheat laws to the contrary.

          6.   Delivery of Distributions

     Distributions to holders of Allowed Claims shall be made by the Disbursing Agent or the appropriate indenture trustee, agent or servicer, as the case may be, (a) at the addresses set forth on the proofs of claim filed by such holder (or at the last known addresses of such holders) or, if no proof of claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of claim, (c) at the addresses reflected in the Schedules if no proof of claim has been filed and the Disbursing Agent has not received a written notice of change of address, or (d) in the case of the holder of a Claim that is governed by an indenture or other agreement and is administered by an indenture trustee, agent or servicer, at the addresses contained in the official records of such indenture trustee, agent or servicer. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent or the appropriate indenture trustee, agent or servicer is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the Indenture trustee, agent or servicer shall be returned to the Reorganized Debtor until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first anniversary of the Consummation Date. After such date, all unclaimed money or property shall revert to the Reorganized Debtor and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

          7.   Procedures for Treating and Resolving Disputed and Contingent
               Claims

               (a)  NO DISTRIBUTIONS PENDING ALLOWANCE

     No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim has become an Allowed Claim. All objections to Claims must be filed on or before the Claims Objection Deadline.

               (b)  DISTRIBUTION RESERVE

     The Disbursing Agent will withhold the Distribution Reserve from the property to be distributed under the Plan. As to any Disputed Claim, upon a request for estimation by the Debtors or the Reorganized Debtor, the Bankruptcy Court will determine what amount is sufficient to withhold as the Distribution Reserve. The Debtors or the Reorganized Debtor may request estimation for every Disputed Claim that is unliquidated and the Disbursing Agent will withhold the Distribution Reserve based upon the estimated amount of each such Claim as set forth in a Final Order. The Debtors or the Reorganized Debtor may also request estimation of a Disputed Claim that is liquidated. If the Debtors or the Reorganized Debtor elect not to request such an estimation from the Bankruptcy Court with respect to a Disputed Claim that is liquidated, the Disbursing Agent will withhold the Distribution Reserve based upon the Face Amount of such Claim. The Disbursing Agent will also place in the Distribution Reserve any dividends, payments or other distributions made on account of, as well as any obligations arising from, the property withheld as the Distribution Reserve, to the extent that such property continues to be withheld as the Distribution Reserve at the time such distributions are made or such obligations arise. If practicable, the Disbursing Agent will invest any Cash that is withheld as the Distribution Reserve in a manner that will yield a reasonable net return, taking into account the safety of the investment. Nothing in the Plan or herein will be deemed to entitle the holder of a Disputed Claim to postpetition interest on such Claim.

     D.   DISCHARGES, RELEASES AND SETTLEMENTS OF CLAIMS

          1.   Discharge of Debtors

               (a) All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any money or property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Consummation Date, the Debtors shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based upon such debt accepted the Plan. The Confirmation Order shall constitute judicial determination or discharge of all liabilities of the Debtors, subject to the Consummation Date occurring.

               (b) Except as otherwise specifically provided in this Plan, the distributions and rights that are provided in this Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Consummation Date) of (i) Claims and Causes of Action, whether known or unknown, against, liabilities of, liens on, obligations of and Interests in the Debtors or the Reorganized Debtor and (ii) all Causes of Action (whether known or unknown, either directly or derivatively through the Debtors or the Reorganized Debtor) against, claims against, liabilities of, liens on the direct or indirect assets and properties of, and obligations of the Debtors, the Reorganized Debtor and such parties' respective present or former members, officers, directors, employees, advisors, attorneys, representatives, financial advisors, investment bankers or agents or any of such parties' successors or assigns, based (x) on the same subject matter as any Claim or Interest, in each case regardless of whether a proof of claim or interest was filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on this Plan, or (y) on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Consummation Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on this Plan.

          2.   Compromises and Settlements

     Pursuant to Bankruptcy Rule 9019(a), the Debtors may compromise and settle various Claims (a) against them and (b) that each of them has or have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims that they may have against other Persons up to and including the Consummation Date. After the Consummation Date, such right shall pass to the Reorganized Debtor pursuant to Article IX of the Plan.

          3.   Setoffs

     The Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors may have against the holder of such Claim; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claim that the Debtors may have against such holder.

          4.   Exculpation and Limitation of Liability

     Except as otherwise specifically provided in the Plan, the Debtors, the Reorganized Debtor, the Creditors' Committee, all members of the Bank Group, Movie Gallery, and any and all of such parties' respective present or former members, officers, directors, shareholders, employees, advisors, attorneys, accountants, representatives, financial advisors, investment bankers or agents and any and all of such parties' successors, assigns and affiliates, shall not have or incur, and are hereby held harmless and released from, any and all claims, obligations, Cause of Actions or liabilities to one another or to any holder of a Claim or an Interest or any other party in interest, or any of their respective agents, employees, shareholders, members, general partners, limited partners, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

          5.   Indemnification Obligations

     In satisfaction and compromise of the Indemnitees' Indemnification Rights
(a) all Indemnification Rights except those based upon any act or omission arising out of or relating to any Indemnitee's service with, for or on behalf of Debtors on or after the Petition Date (the "Post-Petition Indemnification Rights") shall be released and discharged on and as of the Consummation Date, provided that the Post-Petition Indemnification Rights shall remain in full force and effect on and after the Consummation Date and shall not be modified, reduced, discharged or otherwise affected in any way by the Chapter 11 Cases,
(b)


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

the Reorganized Debtor covenants to purchase and maintain directors and officers liability insurance providing coverage for the Indemnitees for a period of two years after the Consummation Date insuring such parties in respect of any claims, demands, suits, causes of action or proceedings against such Indemnitees based upon any act or omission related to such Indemnitee's service with, for or on behalf of the Debtors in at least the scope and amount as currently maintained by the Debtors (the "Insurance Coverage"), PROVIDED, HOWEVER, that the Reorganized Debtor shall not be obligated hereby to purchase Insurance Coverage in excess of such coverage that can be purchased for an annual premium of $250,000, and (c) the Reorganized Debtor shall indemnify Indemnitees and shall pay for any deductible or retention amount (not in excess of $250,000 (or any higher amount resulting from the purchase of Insurance Coverage at a lower premium cost on the Reorganized Debtor's reasonable judgment)) that may be payable in connection with any claim covered by either under the foregoing Insurance Coverage or any prior similar policy.

          6.   Injunction

     The satisfaction, release and discharge pursuant to the Plan shall also act as an injunction against any Person commencing or continuing any action, employment of process or act to collect, offset or recover any Claim or Cause of Action satisfied, released or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

     E.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES

          1.   Rejected Contracts and Leases

     Each executory contract and unexpired lease to which one or more of the Debtors is a party shall be deemed automatically rejected as of the Consummation Date unless such executory contract or unexpired lease (i) shall have been previously assumed by the Debtors, (ii) is the subject of a motion to assume (and/or assign) filed on or before the Confirmation Date, or (iii) is listed on the schedule of assumed contracts and leases attached to the Plan as EXHIBIT A. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejection, pursuant to section 365 of the Bankruptcy Code, as of the Consummation Date.

          2.   Assumed Contracts and Leases

     All executory contracts and unexpired leases specifically listed on the schedule of assumed executory contracts and unexpired leases annexed to the Plan as EXHIBIT A shall be deemed automatically assumed as of the Consummation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions, pursuant to section 365 of the Bankruptcy Code. The Debtors reserve the right to (i) amend EXHIBIT A on or before the Confirmation Date and (ii) to file a motion on or before the Confirmation Date seeking to assume an executory contract or unexpired lease that (a) is not listed on

EXHIBIT A to the Plan, or (b) has not been previously assumed by a Final Order of the Bankruptcy Court.

     Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court.

     Without limiting the foregoing, leases assumed by the Debtors may be subleased or assigned to any newly formed corporation or legal entity wholly owned by the Reorganized Debtor, or to a parent, subsidiary or sibling corporation of the Reorganized Debtor, notwithstanding any provisions in such lease prohibiting, limiting or otherwise affecting the sublease or assignment thereof.

          3.   Franchises

     All franchise agreements specifically listed on EXHIBIT A to the Plan shall be deemed automatically assumed as of the Consummation Date.

          4. Payments Related to Assumption of Executory Contracts and Unexpired Leases

     The Debtors will cure any unwaived monetary defaults under any executory contract or unexpired lease assumed pursuant to the Plan by distribution of a Cure. In the event of a dispute regarding (i) the nature or the amount of any Cure, or (ii) the ability of the Reorganized Debtor or any assignee to provide "adequate assurance of future performance" under the assumed contract or lease as contemplated by section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, the Bankruptcy Court shall resolve such dispute. Cure will be made following entry of a Final Order resolving the dispute. Notwithstanding the foregoing, to the extent there are disputes with respect to proper Cure amounts, the Reorganized Debtor shall place in a segregated account any undisputed amounts and shall attempt within 45 days after the Consummation Date to resolve such disputes. If such disputes are not resolved within such 45-day period, the Reorganized Debtor shall serve notice of a hearing to resolve disputed Cure amounts at which hearing the Bankruptcy Court shall adjudicate any and all outstanding Cure amount disputes. Reorganized Video Update shall pay such Cure amounts as soon as practicable after determination by the Bankruptcy Court of the appropriate Cure amount.

          5.   Rejection Damages Bar Date

     If the rejection of an executory contract or unexpired lease by one or more of the Debtors pursuant to the Plan results in damages to another party or parties to such contract or lease, a Claim for rejection damages, unless evidenced by an existing proof of claim, must be filed within 30 days after service of the first of (i) the Confirmation Order, or (ii) other notice indicating that the executory contract or unexpired lease has been rejected. If a timely proof of claim is not filed, the Claim for rejection damages will be forever barred and not enforceable against the Debtors or the Reorganized Debtor.

          6.   Compensation and Benefits Programs

     All employee severance agreements, and all employee compensation and benefit programs of the Debtors, except for (i) agreements and programs subject to sections 1114 or 1129(a)(13) of the Bankruptcy Code and (ii) retention bonus which were approved by the Bankruptcy Court, will be deemed to be, and will be treated as though they are, executory contracts that are rejected under the Plan. The Debtors' obligations to pay all retiree benefits, as defined in section 1114(a) of the Bankruptcy Code, shall continue after confirmation of the Plan.

     F.   PRESERVATION OF CAUSES OF ACTION

     In accordance with section 1123(b)(3) of the Bankruptcy Code, and except as otherwise set forth below and as provided in the Plan, the Reorganized Debtor shall retain and may enforce all claims, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which the Debtors may hold against any entity, including, without limitation, any causes of action brought prior to the Petition Date, actions against any Persons for failure to pay for products or services rendered by the Debtors, all claims, causes of action, suits and proceedings relating to strict enforcement of the Debtors' intellectual property rights, including patents, copyrights and trademarks and all causes of action which may exist under sections 510, 542, 544 through 550, and 553 of the Bankruptcy Code or under similar state laws, including, without limitation, fraudulent conveyance claims, if any, and all other causes of action of a trustee and debtor-in-possession under the Bankruptcy Code. The Reorganized Debtor, in the exercise of its business judgment, will determine whether to enforce such rights. The Reorganized Debtor or any successors may pursue such litigation claims in accordance with the best interests of the Reorganized Debtor, its successors or assigns.

     Notwithstanding the foregoing, on the Consummation Date, all claims and causes of action to avoid and recover preferential transfers under sections 547 and 550 of the Bankruptcy Code shall be deemed to have been extinguished, satisfied, released and forever discharged.

     G.   SUBSTANTIAL CONTRIBUTION COMPENSATION AND EXPENSES BAR DATE

     Any Person or entity who intends to request compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Case pursuant to sections 503(b)(3), (4) or (5) of the Bankruptcy Code must file a request with the clerk of the Bankruptcy Court on or before forty-five (45) days after the Consummation Date or be forever barred from seeking such compensation or reimbursement. The Debtors anticipate that Crossroads LLC will submit a substantial contribution request in connection with the services of Messieurs Skelton and Spencer as well as certain investment banking related services provided by Steven Atwater.

     H.   CANCELLATION OF OLD COMMON STOCK AND AGREEMENTS

     On the Consummation Date, except as otherwise provided for herein, (a) the Old Common Stock and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, shall be cancelled, and (b) the obligations of, and/or Claims against, the Debtors under, relating or pertaining to any agreements, indentures or certificates of designations governing the Old Common Stock and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of the Debtors, except such notes or other instruments evidencing indebtedness or obligations of the Debtors that are Reinstated under the Plan, as the case may be, shall be released and discharged; PROVIDED, HOWEVER, that each indenture or other agreement that governs the rights of the holder of a Claim and that is administered by an indenture trustee, an agent or a servicer shall continue in effect solely for the purposes of allowing such indenture trustee, agent or servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article X of the Plan; PROVIDED, FURTHER, that this provision shall not affect the discharge of the Debtors' liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to the Reorganized Debtor.

     I.   EXCLUSIVE PERIOD

     The Debtors shall retain the exclusive right to amend or modify the Plan and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Consummation Date.

VIII.  CERTAIN FACTORS TO BE CONSIDERED

     The holder of a Claim against or Interest in the Debtors should read and carefully consider the following factors, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference herein), before deciding whether to vote to accept or to reject the Plan.

     A.   GENERAL CONSIDERATIONS

     The formulation of a reorganization plan is the principal purpose of a Chapter 11 case. The Plan sets forth the means for satisfying the holders of Claims against, or Interests in, the Debtors. Certain Claims and Interests receive no distributions pursuant to the Plan. SEE Section VII.B herein. Reorganization of the Debtors' businesses and operations under the proposed Plan also avoids the potentially adverse impact of a liquidation on the Debtors' employees, and many of its customers, trade vendors, suppliers of goods and services and lessors.

     B.   CERTAIN BANKRUPTCY CONSIDERATIONS

     If the Plan is not confirmed and consummated, there can be no assurance that the Chapter 11 Cases will continue rather than be converted to a liquidation, or that any alternative plan of reorganization would be proposed on terms as favorable to the holders of the Impaired Claims as the terms of the Plan. If a liquidation or protracted reorganization were to occur, there is a substantial risk that there would be little, if any, value available for distribution to the holders of Claims (other than Secured Claims). In addition, if a liquidation or protracted reorganization were to occur, there is a substantial risk that holders of Secured Claims would receive less than they will receive under the Plan. SEE Appendix D annexed to the Disclosure Statement for a liquidation analysis.

     If the Plan is confirmed, but the Debtors do not consummate the Recapitalization, then it would be necessary to amend the Plan to provide for alternative treatment of Claims. To the extent that the Debtors do not consummate the Recapitalization as contemplated by the Plan, there can be no assurance that the Chapter 11 Cases will continue rather than be converted to a liquidation, or that any alternative plan of reorganization would be on terms as favorable to the holders of the Impaired Claims as the terms of the Plan. If any modifications to the Plan are material, it will be necessary to resolicit votes from those adversely affected by the modifications with respect to such amended Plan.

     C.   INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS

     The Projections set forth in Appendix B annexed hereto cover the Debtors' and the Reorganized Debtor's operations through calendar year 2006. These Projections are based on numerous assumptions that are an integral part of the Projections, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtor, industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date that this Disclosure Statement was approved by the Bankruptcy Court may affect the actual financial results of the Debtors' and the Reorganized Debtor's operations. These variations may be material and may adversely affect the ability of the Reorganized Debtor to make payments with respect to post-Consummation Date indebtedness. Because the actual results achieved throughout the periods covered by the Projections may vary from the projected results, the Projections should not be relied upon as a guaranty, representation or other assurance of the actual results that will occur.

     D.   COMPETITION

     The video retail industry is highly competitive. The Debtors compete with numerous retail video chains, including Blockbuster, Hollywood and Movie Gallery. Many of Video Update's principal competitors have greater financial resources than Video Update. Although the financial and other resources which will become available to the Reorganized Video Update from its post-confirmation parent, Movie Gallery, there is a continuing risk that intense competition in retail video will drive down the Reorganized Debtor's financial results.

     E.   CHANGING TECHNOLOGY AND DELIVERY SYSTEMS

     In addition to competing with other video retail chains, the Debtors compete with alternative technology such as pay-per-view in which subscribers pay a fee to view a movie selected by the subscriber. Moreover, recently developed technologies, referred to as NVOD, permit certain cable companies, direct broadcast satellite companies (such as Direct TV), telephone companies and other telecommunications companies to transmit a much greater number of movies to homes throughout the United States at more frequent intervals (often as frequently as every five minutes) throughout the day. NVOD does not offer full interactivity or VCR functionality, such as allowing consumers to control the playing of the movie (i.e., starting, stopping and rewinding). Ultimately, further improvements in these technologies could lead to the availability to the consumer of a broad selection of movies on demand, referred to as VOD, at a price which may be competitive with the price of videocassette/DVD rentals and with the functionality of VCRs. Certain cable and other telecommunications companies have tested and are continuing to test limited versions of NVOD and VOD in various markets throughout the United States and Europe.

     The Debtors believe that movie studios have a significant interest in maintaining a viable movie rental business because the sale of movies to video retail stores currently represents the studios' largest source of domestic revenue. Specifically, video stores provide the best medium for movie studios to market their non-box office hit titles ("B movies"), which either produce less than $5 million in box office receipts upon theatrical release or are not released theatrically. These B movies comprise a large portion of total studio revenues, and video retailers are responsible for a majority of that revenue. Consumers, while browsing the new release section, will many times choose to watch a B movie even though they did not have the specific movie in mind when they entered the store. Pay-per-view, NVOD and VOD do not currently, nor are anticipated to be able to, provide the type of impulse marketing benefits that video stores provide related to B movies. As a result, the Debtors anticipate that movie studios will continue to make movie titles available to pay-per-view, cable television or other distribution channels only after revenues have been derived from the sale of videocassettes and DVDs to video stores. In addition, the Debtors believe that for pay-per-view television to match the low price, viewing convenience and selection available through video rental, substantial capital expenditures and further technological advances will be necessary. Although the Debtors do not believe NVOD or VOD represent a near-term competitive threat to the video retail business, technological advances and broad consumer availability of NVOD and VOD, or changes in the manner in which movies are marketed, including the earlier release of movie titles to pay-per-view, cable television or other distribution channels, could have a material adverse effect on the Reorganized Debtor's business.

IX.  CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

     The following is a general summary of certain material federal income tax consequences of the Plan and the distributions provided thereunder for the Debtors' creditors and their shareholders. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular creditor or shareholder in light of its individual investment circumstances or to certain creditors or shareholders subject to special treatment under the federal income tax laws (for example, tax-exempt organizations, foreign corporations or individuals who are not citizens or residents of the United States). This summary also does not discuss any aspects of state, local or foreign taxation.

     This summary is based upon the Internal Revenue Code of 1986, as amended (the "IRC"), the Treasury regulations (including temporary regulations) promulgated thereunder, judicial authorities and current administrative rulings, all as in effect on the date hereof and all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision. Moreover, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. The Debtors have not requested a ruling from the Internal Revenue Service with respect to these matters and no opinion of counsel has been sought or obtained by the Debtors with respect thereto. FOR THE FOREGOING REASONS, CREDITORS AND SHAREHOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES (FOREIGN, FEDERAL, STATE AND LOCAL) TO THEM OF THE PLAN. THE DEBTORS ARE NOT MAKING ANY REPRESENTATIONS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE CONFIRMATION AND CONSUMMATION OF THE PLAN AS TO ANY CREDITOR OR SHAREHOLDER, NOR ARE THE DEBTORS RENDERING ANY FORM OF LEGAL OPINION AS TO SUCH TAX CONSEQUENCES.

     A.   FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTORS

          1.   Cancellation of Indebtedness

     Under general tax principles, the Debtors would realize cancellation of debt ("COD") income to the extent that the Debtors pay a creditor pursuant to the Plan an amount of consideration in respect of a Claim against the Debtors that is worth less than the amount of such Claim. For this purpose, the amount of consideration paid to a creditor generally would equal the amount of cash or the fair market value of property paid to such creditor. Because the Debtors will be in a bankruptcy case at the time the COD income is realized, under section 108 of the IRC, the Debtors will not be required to include COD income in gross income, but rather will be required to reduce tax attributes by the amount of COD income so excluded. The Debtors anticipate that after the reduction of tax attributes as a consequence of the recognition of COD income, the Debtors will have significant remaining NOL's, built-in losses and credits, subject to limitation by IRC sections 382, 383 and 269, as discussed below.

          2.   Limitation on Net Operating Losses

     The Debtors will experience an "ownership change" (within the meaning of IRC section 382) on the Consummation Date as a result of the cancellation of the Old Common Stock and the issuance of New Common Stock in exchange for debt and/or capital provided in connection with the Recapitalization. In connection with the Debtors' ownership change, the Reorganized Debtor's ability to utilize pre-Consummation Date tax attributes to offset its income in any post-Consummation Date taxable year (and in the portion of the taxable year of the ownership change following the Consummation Date) will be subject to limitation by IRC sections 382, 383 and 269. Section 382 of the IRC generally provides for limitations on NOL's and built-in losses in connection with an ownership change, subject to certain exceptions for corporations reorganized in bankruptcy proceedings under title 11 or similar cases. Section 383 of the IRC provides further limitations on credits after the application of IRC section
382. In addition, IRC section 269 disallows certain deductions, credits or other allowances if a corporation is acquired for the principal purpose of the evasion or avoidance of Federal income tax. If the foregoing provisions do not preclude utilization of the tax attributes referred to above, a further change of ownership within two years of the Consummation Date or the failure of the Reorganized Debtor to continue its business could effectively eliminate those tax attributes remaining at that time.

     B.   FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS

     The federal income tax consequences of the implementation of the Plan to a creditor will depend upon a number of factors, including whether the creditor is deemed to have participated in an exchange for federal income tax purposes, and, if so, whether such exchange transaction constitutes a tax-free recapitalization or a taxable transaction; whether the creditor's present debt Claim constitutes a "security" for federal income tax purposes; the type of consideration received by the creditor in exchange for his or her Allowed Claim; and whether the creditor reports income on the accrual basis.

     A holder whose Claim is paid in full or otherwise discharged on the Consummation Date will recognize gain or loss for federal income tax purposes equal to the difference between any such payment and the holder's adjusted tax basis in the Claim. A holder whose Claim is Reinstated, provided that such Reinstatement does not result in a "significant modification" of the Claim, will not realize gain or loss as a result of the Plan. However, a holder whose Claim is Reinstated and either (i) is treated as having received interest, damages or other income in connection with the Reinstatement, or (ii) such Reinstatement is considered a "significant modification" of the Claim will realize gain or loss for federal income tax purposes. Such gain or loss will be recognized unless such Reinstatement or modification constitutes a tax-free recapitalization, which the Debtors believe is unlikely.

     C.   FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF OLD COMMON STOCK
          INTERESTS

     Holders of Old Common Stock Interests will not receive any distribution or property under the Plan, and will not retain such Interests. Each such holder will recognize a loss in an amount equal to such holder's adjusted tax basis, if any, in his or her Old Common Stock Interests.

X.   FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS

     A.   FEASIBILITY OF THE PLAN

     In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to section 1129(a)(11) of the Bankruptcy Code, which means that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Video Update.

     To support their belief in the feasibility of the Plan, the Debtors have prepared financial Projections for calendar years 2002 through 2006, as set forth in Appendix B annexed to this Disclosure Statement.

     The Projections indicate that after consummation of the Recapitalization, the Reorganized Debtor should have sufficient cash flow to repay and service its debt obligations and to maintain its operations following Confirmation. Accordingly, the Debtors believe that the Plan complies with the feasibility standard of section 1129(a)(11) of the Bankruptcy Code. As noted in the Projections, however, the Debtors caution that no representations can be made as to the accuracy of the Projections or as to Reorganized Debtor's ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties outside the Debtors' control. Some assumptions inevitably will not materialize and events and circumstances occurring after the date on which the Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Debtors' financial results. Therefore, the actual results may vary from the projected results and the variations may be material and adverse.

     THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY THE DEBTORS' INDEPENDENT ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT

BEEN ACHIEVED TO DATE AND WHICH MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE DEBTORS, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

     B.   ACCEPTANCE OF THE PLAN

     As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims or Interests vote to accept the Plan, except under certain circumstances.

     Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims or interests as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of claims or interests in that class, but for that purpose counts only those who actually vote to accept or to reject the Plan. Thus, a Class will have voted to accept the Plan only if two-thirds in amount and a majority in number actually voting cast their Ballots in favor of acceptance. Holders of claims or interests who fail to vote are not counted as either accepting or rejecting a plan.

     C.   BEST INTERESTS OF HOLDERS OF CLAIMS

     As noted above, even if a plan is accepted by each class of holders of claims, the Bankruptcy Code requires a bankruptcy court to determine that the plan is in the best interests of all holders of claims that are impaired by the plan and that have not accepted the plan. The "best interests" test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that all members of an impaired class of claims have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

     To calculate the probable distribution to members of each impaired class of holders of claims if the debtor were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from the debtor's assets if its Chapter 11 case were converted to a Chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a Chapter 7 trustee.

     The amount of liquidation value available to unsecured creditors would be reduced first, by the claims of secured creditors to the extent of the value of their collateral, and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 case and the Chapter 11 Cases. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Debtors in the Chapter 11 Cases (such as compensation of attorneys, financial advisors and accountants) that are allowed in the Chapter 7 case, litigation costs, and claims arising from the operations of the Debtors during the pendency of the Chapter 11 Cases. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of a large number of executory contracts and unexpired leases and thereby create a significantly higher number of unsecured creditors and Claims.

     Once the Court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distributions to be received by such creditors under the Plan, then the Plan is not in the best interests of creditors. As further discussed below, the Debtors believe, and the attached Liquidation Analysis illustrates, that the members of each Class of Impaired Claims will receive more under the Plan than they would receive if the Debtors were liquidated.

     D.   LIQUIDATION ANALYSIS

     The Debtors believe that the Plan meets the "best interests of creditors" test of section 1129(a)(7) of the Bankruptcy Code. More specifically, the Debtors believe that the members of each Impaired Class will receive more under the Plan than they would in a liquidation. The liquidation analysis prepared by the Debtors is annexed as Appendix D to this Disclosure Statement (the "Liquidation Analysis").

     The Debtors believe that any liquidation analysis is speculative. To the extent that confirmation of the Plan requires the establishment of hypothetical amounts for the value of the Debtors and the amount of funds available to pay Claims, the Bankruptcy Court will determine those amounts at the Confirmation Hearing.

     The Debtors have prepared a Liquidation Analysis (Appendix D) to evaluate the potential for recovery to creditors in the context of a hypothetical liquidation alternative to the proposed Plan. As illustrated by the Liquidation Analysis, an "orderly liquidation" of the Debtors' business would generate gross proceeds totaling approximately $11,200,000. Of that amount, approximately $4,400,000 would be used to satisfy senior liens against specific assets, postpetition debts to major film studios and distributors, and unpaid professional fees which are the subject of existing "carve outs" or subordination agreements by senior lienholders. Approximately $5,000,000, would be required to satisfy amounts outstanding under a postpetition debtor-in-possession loan facility from Movie Gallery, leaving approximately $1,800,000 for distribution to senior secured creditors. Thus, in a liquidation scenario, even holders of the Debtors' senior secured debt would receive only a fraction of the amount of their claims.

     By contrast, under the Plan, the Debtors' senior secured creditors will be paid the Allowed Amount of their Secured Claim ($9,200,000), in full with interest. Administrative and Priority Claims will also be paid in full under the Plan. Even general unsecured creditors will receive cash distributions under the Plan totaling as much as 5% of the Allowed Amount of their Claims. In summary, the Plan, if confirmed, will result in a complete financial rehabilitation of the Debtors, will preserve nearly 3,000 jobs and will permit all of the Debtors' creditors to receive a reasonable recovery on account of their prepetition Claims. It is the opinion of the Debtors, therefore, that the reorganization proposed by the Plan represents a much more favorable outcome for all creditors than any available alternative.

     E. CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES: THE "CRAMDOWN" ALTERNATIVE

     Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if the plan is not accepted by all impaired classes, as long as at least one impaired class of Claims has accepted it. The Bankruptcy Court may confirm the Plan at the request of the Debtors if the Plan "does not discriminate unfairly" and is "fair and equitable" as to each impaired class that has not accepted the Plan. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

     A plan is fair and equitable as to a class of secured claims that rejects such plan if the plan provides (a)(i) that the holders of claims included in the rejecting class retain the liens securing those claims whether the property subject to those liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims and (ii) that each holder of a claim of such class receives on account of that claim deferred cash payments totaling at least the Allowed Amount of that claim, of a value, as of the effective date of the plan, of at least the value of the holder's interest in the estate's interest in such property; (b) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (a) or (b) of this subparagraph; or (c) for the realization by such holders of the indubitable equivalent of such claims.

     A plan is fair and equitable as to a class of unsecured claims which rejects a plan if the plan provides (a) for each holder of a claim included in the rejecting class to receives or retains on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

     A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (a) that each holder of an interest included in the rejecting class receives or retains on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) that the holder of any interest that is junior to the interest of such class will not receive or retain under the plan on account of such junior interest any property at all.

     At this time, the Debtors are uncertain which Classes of Impaired Claims will vote to accept or reject the Plan. Nevertheless, the Debtors believe that the Plan does not discriminate unfairly and that it is fair and equitable with respect to all Classes of Impaired Claims. Thus, the Debtors believe that the Plan will be confirmed notwithstanding the rejection of the Plan by one or more Classes of Impaired Claims.

     F.   CONDITIONS TO CONFIRMATION AND/OR CONSUMMATION

          1.   Conditions to Confirmation

     The following are conditions precedent to confirmation of the Plan that may be satisfied or waived in accordance with Section 12.3 of the Plan:

          (a) The Bankruptcy Court shall have approved by Final Order a Disclosure Statement with respect to the Plan in a form and substance reasonably acceptable to the Debtors.

          (b) The Confirmation Order shall be in a form and substance reasonably acceptable to the Debtors and Movie Gallery.

          2.   Conditions to Consummation

     The Consummation Date shall occur on or prior to October 31, 2001, unless such date is extended by agreement of the Debtors, the Creditors Committee and Movie Gallery. The following are conditions precedent to the occurrence of the Consummation Date, each of which may be satisfied or waived in accordance with
Section 12.3 of the Plan:

          (a) The Bankruptcy Court shall have entered one or more orders (which may be the Confirmation Order) authorizing and approving the assumption of all leases and executory contracts identified in EXHIBIT A to the Plan.

          (b) The Debtors shall have completed the Recapitalization and all conditions precedent to the consummation thereof shall have been waived or satisfied.

          (c) The Confirmation Order shall have been entered by the Bankruptcy Court, shall be a Final Order and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made or, if made, shall remain pending.

          (d) The Confirmation Date shall have occurred and the Confirmation Order shall, among other things, provide that:

               (i) The provisions of the Confirmation Order are non-severable and mutually dependent;

               (ii) All executory contracts or unexpired leases assumed by the Debtors during the Chapter 11 Cases or under the Plan shall be assumed, assigned and transferred to, and remain in full force and effect for the benefit of, the Reorganized Debtor notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables or requires termination of such contract or lease;

               (iii) The transfers of property by the Debtors (A) to the Reorganized Debtor (1) are or shall be legal, valid and effective transfers of property, (2) vest or shall vest the Reorganized Debtor with good title to such property free and clear of all liens, charges, claims, encumbrances or interests, except as expressly provided in the Plan or Confirmation Order, (3) do not and shall not constitute avoidable transfers under the Bankruptcy Code or under applicable nonbankruptcy law, and (4) do not and shall not subject the Reorganized Debtor to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor or transferee liability, and (B) to holders of Claims and Interests under the Plan are for good consideration and value and are in the ordinary course of the Debtors' business;

               (iv) Except as expressly provided in the Plan, the Debtors are discharged effective upon the Consummation Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy
               Code), and the Debtors' liability in respect thereof is extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, known or unknown, or that arose from any agreement of the Debtors entered into or obligation of the Debtors incurred before the Consummation Date, or from any conduct of the Debtors prior to the Consummation Date, or that otherwise arose before the Consummation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

               (v) The Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtor or the need for further financial reorganization; and

               (vi) Except as expressly provided in the Plan, all Interests shall be terminated effective upon the Consummation Date.

     G.   WAIVER OF CONDITIONS TO CONFIRMATION AND/OR CONSUMMATION

     The requirements (a) that the Confirmation Order or any order referred to in Section 12.1 of the Plan become a Final Order, and (b) those set forth in
Section 12.1 and 12.2 may be waived by the Debtors in their sole discretion without notice or a hearing. The requirement that any other condition be satisfied may be waived in whole or in part by the Debtors after notice and a hearing. The failure to satisfy or waive any condition may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtors). The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.

     H.   RETENTION OF JURISDICTION

     Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and as more particularly described in Article XIII of the Plan, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Cases and the Plan, including, among other things, (a) the assumption or rejection of executory contracts or unexpired leases and the amount of any damages or Cure payments with respect thereto; (b) to determine any and all pending adversary proceedings, applications and contested matters; (c) to ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan; (d) to hear and determine any and all objections to the allowance or estimation of Claims filed; (e) to hear and determine controversies concerning the Bank Group members and Movie Gallery, and controversies concerning the Disbursing Agent as collateral agent under the Senior Note Security Agreement; (f )to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified or vacated; to hear and determine disputes arising under, and issue orders in aid of, execution, implementation or consummation of the Plan; (g) to consider any modifications of the Plan; to hear and determine all applications for compensation and reimbursement of Professional Fees; (h) to recover all assets of the Debtors and property of their respective Estates; (i) to hear and determine matters concerning state, local and federal taxes; (j) to hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge; and
(k) to enter a final decree closing the Chapter 11 Cases.

     All parties in interest that are and shall be subject to the exclusive jurisdiction of the Bankruptcy Court in accordance with Article XIII of the Plan shall, under the Confirmation Order, be permanently enjoined from bringing any controversy subject to such exclusive jurisdiction of the Bankruptcy Court before or in any other forum, including, but limited to, any state or federal courts.

XI.  ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

     The Debtors believe that the Plan affords holders of Claims and holders of Interests the potential for the greatest realization on the Debtors' assets and, therefore, is in the best interests of such holders.

     If the Plan is not confirmed, however, the theoretical alternatives include
(a) continuation of the pending Chapter 11 Case; (b) an alternative plan or plans of reorganization; or (c) liquidation of the Debtors under Chapter 7 or Chapter 11 of the Bankruptcy Code.

     A.   CONTINUATION OF THE CHAPTER 11 CASE

     If they remain in Chapter 11, the Debtors could continue to operate their business and manage their properties as debtor-in-possession, but would remain subject to the restrictions imposed by the Bankruptcy Code. It is not clear whether the Debtors could survive as a going concern in a protracted Chapter 11 case. The Debtors could have difficulty sustaining the high costs, and the erosion of customer and vendor confidence, which may be caused if the Debtors remained a Chapter 11 debtor in reorganization. Ultimately, the Debtors (or other parties in interest) could propose another plan or liquidate under Chapter 7.

     B.   ALTERNATIVE PLANS OF REORGANIZATION

     If the Plan is not confirmed, the Debtors, or, if the Bankruptcy Court did not grant further extensions of the Debtor's exclusive period in which to solicit a reorganization plan, any other party in interest in the Chapter 11 Case, could propose a different plan or plans. Such plans might involve either a reorganization and continuation of the Debtors' business, an orderly liquidation of their assets, or a combination of both.

     C.   LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11

     If no plan is confirmed, the Debtors' Chapter 11 Cases may be converted to a cases under Chapter 7 of the Bankruptcy Code. In a Chapter 7 case, a trustee or trustees would be appointed to liquidate the Debtors' assets. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Debtors.

     The Debtors believe that in liquidation under Chapter 7, before creditors receive any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the estate. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of the Debtors' operations and the failure to realize the greater going concern value of the Debtors' assets.

     The Debtors might also be liquidated pursuant to the provisions of a Chapter 11 plan. In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. Thus, Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of claims under a Chapter 11 liquidation plan probably would be delayed substantially.

     The Debtors' Liquidation Analysis, prepared with the assistance of its professional advisors, is premised upon a liquidation in a Chapter 11 case and is annexed as Appendix D to this Disclosure Statement. In the analysis, the Debtors have taken into account the nature, status and underlying value of their assets, the ultimate realizable value of their assets, and the extent to which such assets are subject to liens and security interests.

     The likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a liquidation of the Debtors' assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the Debtors' opinion, the recoveries projected to be available in liquidation are not likely to afford holders of Claims as great a realization potential as does the Plan.

XII. VOTING REQUIREMENTS

     On _________, 2001, the Bankruptcy Court entered the Procedures Order, among other things, approving this Disclosure Statement, setting voting procedures and scheduling the hearing on confirmation of the Plan. A copy of the notice of the Confirmation Hearing is enclosed with this Disclosure Statement. The Notice of the Confirmation Hearing sets forth in detail, among other things, the voting deadlines and objection deadlines. The Notice of Confirmation Hearing and the instructions attached to the Ballot should be read in connection with this section of this Disclosure Statement.

     If you have any questions about the procedure for voting your Claim or Interest or with respect to the packet of materials that you have received or about the amount of your Claim, please contact:

                            First Union National Bank
                           Claim Track Services Group
                        In re Video Update, Inc., et al.
                        --------------------------------
                                 P.O. Box 600727
                           Jacksonville, FL 32260-0727
                                 (904) 367-4140

     You may use the above contact information if you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents.

     The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code and that the disclosures by the Debtors concerning the Plan have been adequate and have included information concerning all payments made or promised by the Debtors in connection with the Plan and the Chapter 11 Case. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law, and under Bankruptcy Rule 3020(b)(2), it may do so without receiving evidence if no objection is timely filed.

     In particular, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that (a) the Plan has been accepted by the requisite votes of all Classes of impaired Claims and Interest unless approval will be sought under section 1129(b) of the Bankruptcy Code in spite of the dissent of one or more such Classes, (b) the Plan is "feasible", which means that there is a reasonable probability that the Debtors will be able to perform their obligations under the Plan and continue to operate their business without further financial reorganization or liquidation, and (c) the Plan is in the "best interests" of all holders of Claims or Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code. The Bankruptcy Court must find that all conditions mentioned above are met before it can confirm the Plan. Thus, even if all the Classes of impaired Claims against the Debtors accept the Plan by the requisite votes, the Bankruptcy Court must make an independent finding that the Plan conforms to the requirements of the Bankruptcy Code, that the Plan is feasible, and that the Plan is in the best interests of the holders of Claims against the Debtors. These statutory conditions to confirmation are discussed above.

     A.   PARTIES IN INTEREST ENTITLED TO VOTE

     Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be "impaired" under a plan unless (a) the plan leaves unaltered the legal, equitable and contractual rights to which such claim or interest entitles the holder thereof or (b) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

     In general, a holder of a claim or interest may vote to accept or to reject a plan if (a) the claim or interest is "allowed," which means generally that no party in interest has objected to such claims or interest, and (b) the claim or interest is impaired by the Plan. If the holder of an impaired claim or interest will not receive any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent and need not solicit such holder's vote.

     The holder of a Claim against the Debtors that is "impaired" under the Plan is entitled to vote to accept or reject the Plan if (a) the Plan provides a distribution in respect of such Claim, and (b)(i) the Claim has been scheduled by the Debtors (and such claim is not scheduled as disputed, contingent or unliquidated), or (ii) it has filed a proof of claim on or before the bar date applicable to such holder, pursuant to sections 502(a) and 1126(a) of the Bankruptcy Rule 3018(a), upon application of the holder of the Claim with respect to which there has been objection, temporarily allows the Claim in an amount that the Bankruptcy Court deems proper for the purpose of accepting or rejecting the Plan.

     A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Procedures Order also sets forth assumptions and procedures for tabulating Ballots that are not compiled fully or correctly.

     B.   CLASSES IMPAIRED UNDER THE PLAN

     Classes 2, 3, 4, 5, and 6 are Impaired under, and entitled to vote on, the Plan. The Class 7 Subordinated Securities Claims and Class 8 Old Common Stock Interests are also Impaired under the Plan but, because the holders of such Claims and Interests will not receive a distribution under the Plan, are deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code and their votes will not be solicited.

     All other classes of Claims are Unimpaired under the Plan, are deemed under section 1126(f) to have accepted the Plan, and their votes to accept or to reject the Plan will not be solicited. Acceptances of the Plan are being solicited only from those who hold Claims or Interests in an Impaired Class whose members will receive a distribution under the Plan.

XIII.  CONCLUSION

     This Disclosure Statement was approved by the Bankruptcy Court after notice and a hearing. The Bankruptcy Court has determined that this Disclosure Statement contains information adequate to permit holders of Claims and holders of Interests to make an informed judgment about the Plan. Such approval, however, does not mean that the Bankruptcy Court recommends either acceptance or rejection of the Plan.

     A.   HEARING ON AND OBJECTIONS TO CONFIRMATION

          1.   Confirmation Hearing

     The hearing on confirmation of the Plan has been scheduled for _____________, 2001. Such hearing may be adjourned from time to time by announcing such adjournment in open court, all without further notice to parties in interest, and the Plan may be modified by the Debtors pursuant to section 1127 of the Bankruptcy Code prior to, during, or as a result of that hearing, without further notice to parties in interest.

          2.   Date Set for Filing Objections to Confirmation

     The time by which all objections to confirmation of the Plan must be filed with the Bankruptcy Court and received by the parties listed in the Notice of the Confirmation Hearing has been set for __________, 2001, at ______. A copy of that Notice has been transmitted with this Disclosure Statement.

     B.   RECOMMENDATION

     The Plan provides for an equitable distribution to creditors, and preserves the jobs of the approximately 3000 employees. Under the Plan, Video Update will become a wholly owned subsidiary of Movie Gallery, North America's third largest retail video chain. With the financial and managerial support from Movie Gallery, trade suppliers can do business with a more reliable, financially stable retail video customer. The Debtors believe that any alternative to confirmation of the Plan, such as liquidation or attempts by another party in interest to file a plan, would not generate better returns to any class of creditors than such creditors will receive under the Plan. In fact, the Debtors believe that a liquidation of their business would produce barely enough sale proceeds to satisfy certain administrative priority expenses and to retire the existing debtor-in-possession credit line, in which case even senior secured creditors could recover nothing. FOR THESE REASONS, THE DEBTORS URGE YOU TO RETURN YOUR BALLOT ACCEPTING THE PLAN.

Dated: July 31, 2001

                              VIDEO UPDATE, INC., TINSELTOWN VIDEO, INC.,
                              MOOVIES, INC., MOOVIES OF THE CAROLINAS, INC., PIC-A-FLICK OF GREENVILLE, INC., MOOVIES OF GEORGIA, INC., THE MOVIE STORE INC. #2, THE MOVIE STORE III, INC., ALPHARETTA MEDIA ASSOCIATES, INC., RIO MEDIA ASSOCIATES, INC., MOOVIES OF IOWA, INC., MOOVIES OF MICHIGAN, INC., MOVIE WAREHOUSE FRANCHISE SYSTEMS, INC., E.C.6, INC., DCO, INC., SONI, INC., SNO, INC., PQ3, INC., D-SKIPPY, INC., GBO, INC. AND PTO, INC.,
                              Debtors-in-Possession


                              --------------------------------
                              By: James A. Skelton
                              Interim President and Chief Executive Officer

                                   APPENDIX A

PLAN OF REORGANIZATION OF VIDEO UPDATE, INC., TINSELTOWN VIDEO, INC., MOOVIES, INC., MOOVIES OF THE CAROLINAS, INC., PIC-A-FLICK OF GREENVILLE, INC., MOOVIES OF GEORGIA, INC., THE MOVIE STORE INC. #2, THE MOVIE STORE III, INC., ALPHARETTA MEDIA ASSOCIATES, INC., RIO MEDIA ASSOCIATES, INC., MOOVIES OF IOWA, INC., MOOVIES OF MICHIGAN, INC., MOVIE WAREHOUSE FRANCHISE SYSTEMS, INC., E.C.6, INC., DCO, INC., SONI, INC., SNO, INC., PQ3, INC., D-SKIPPY, INC., GBO, INC. AND PTO, INC.